Exhibit 10.2

SUBLEASE

This Sublease Agreement (“Sublease”) is made as of January 1, 2026 (the “Sublease Date”), by and between Quanterix Corporation, a Delaware corporation (“Sublandlord”), and Ocular Therapeutix, Inc., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, reference is made to that certain Lease dated as of January 28, 2022 (as amended on the date hereof, the “Overlease”, a copy of which is attached hereto as Exhibit A and incorporated by reference as if fully set forth herein) by and between Xchange Owner LLC (“Overlandlord”) as Landlord thereunder and Sublandlord as Tenant thereunder, pursuant to which Overlandlord leased to Sublandlord certain premises consisting of approximately 53,000 rentable square feet on the 1st and 2nd floors in the building located at 18 Crosby Drive, Bedford, Massachusetts 01730 (the “18 Crosby Building”) and 32,770 rentable square feet on the 3rd floor in the building located at 14 Crosby Drive, Bedford, Massachusetts 01730 (the “14 Crosby Building”) (together, as further described in the Overlease, the “Premises”); and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, a portion of the Premises leased under the Overlease consisting of approximately 24,170 rentable square feet in the 14 Crosby Building as depicted on Exhibit B attached hereto (hereinafter referred to as the “Subleased Premises”) subject to and in accordance with the terms and conditions of this Sublease.

WHEREAS, Subtenant acknowledges that it had the opportunity, prior to the Sublease Commencement Date, to independently verify the square-footage as depicted on Exhibit B and agrees that such measurement shall be final and binding upon Subtenant’s taking possession of the Subleased Premises.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.DEMISE OF SUBLEASED PREMISES. Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, the Subleased Premises for the Term (as defined in Section 2) and upon the conditions hereinafter set forth.

2.TERM. The term of this Sublease (the “Term”) shall commence on the date (the “Sublease Commencement Date”) which is the latest to occur of: (i) January 1, 2026; and (ii) “Landlord’s Work” described in the first paragraph of Section 8 is substantially complete, and (iii) the date on which the Overlandlord’s Consent (hereinafter defined) to this Sublease is obtained. If the Sublease Commencement Date does not occur by March 31, 2026, Subtenant, on notice to Sublandlord, may terminate this Sublease at any time prior to the occurrence of the Sublease

Commencement Date and receive back all amounts delivered hereunder. The Term shall expire at 11:59 PM on March 30, 2031 (the “Sublease Expiration Date”) or such earlier date upon which such term may be terminated pursuant to the provisions hereof or pursuant to law. Notwithstanding anything to the contrary contained herein, in no event shall the Term of this Sublease extend beyond the term contained in the Overlease. At Sublandlord’s request, Sublandlord and Subtenant shall enter into a commencement letter agreement (the “Commencement Letter”) in form substantially similar to that attached hereto as Exhibit C. Subtenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within fifteen (15) business days following delivery of the Commencement Letter to Subtenant shall be deemed an approval by Subtenant of the statements contained therein. The Commencement Letter shall be deemed delivered three (3) business days after being sent via certified mail or one (1) business day after being sent via overnight courier to Subtenant’s notice address.

3.EARLY ACCESS. Subtenant shall be permitted to enter the Subleased Premises thirty (30) days prior to the Sublease Commencement Date (the “Early Access Period”) solely for the purpose of installing equipment, furniture, and other personal property necessary for the operation of its business (“Subtenant’s FF&E”). Such early access shall be at Subtenant’s sole risk and liability and shall be subject to all terms and conditions of this Sublease, except for the obligation to pay Fixed Rent or charges on account of Real Estate Taxes or Operating Costs, with respect to the period of time prior to the Sublease Commencement Date; provided, however, that Subtenant shall be liable for the cost of utilities provided to Subtenant during the period of Subtenant’s possession prior to the Sublease Commencement Date and provided, further, that if Subtenant’s personnel shall occupy all or any part of the Subleased Premises for the conduct of Subtenant’s business prior to the Sublease Commencement Date, such date of occupancy shall, for all purposes of this Sublease, be the Sublease Commencement Date.

Subtenant agrees that its activities during the Early Access Period shall not interfere with any work being performed by Sublandlord or Overlandlord. Subtenant shall coordinate its access and activities with Sublandlord and comply with any reasonable requirements imposed by Sublandlord or Overlandlord relating to its activities during the Early Access Period. Any such Early Access shall not advance the Sublease Commencement Date or the obligation to commence payment of Fixed Rent. Subtenant shall indemnify, defend, and hold Sublandlord and Overlandlord harmless from any claims, costs, or liabilities arising from Subtenant’s entry and activities during the Early Access Period. Subtenant shall maintain comprehensive general liability insurance with limits of not less than $2,000,000 per occurrence during the Early Access Period and shall name Sublandlord and Overlandlord as additional insureds with primary and non-contributory coverage.

4.SUBORDINATION; ESTOPPEL LETTERS. This Sublease is in all respects subject and subordinate to the terms and conditions of the Overlease including any amendments thereto. Subtenant represents that Subtenant has reviewed and is fully familiar with the Overlease and will not do or suffer or permit anything to be done which would result in a default or breach (whether

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or not subject to notice or grace periods) on the part of Sublandlord under the Overlease or cause the Overlease to be terminated. In the event the Overlease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant agrees, at the sole option of the Overlandlord to be exercised by notice within thirty (30) days after such cancellation, termination or surrender, to attorn to the Overlandlord for the balance of the term of this Sublease and on the then executory terms of this Sublease.

Subtenant agrees that from time to time, but not more than twice per calendar year unless required in connection with a financing or sale transaction, it will deliver to Sublandlord or Sublandlord’s designee within ten (10) business days of the date of Sublandlord’s request, a statement, in writing, certifying (i) that this Sublease is unmodified and in full force and effect, if this is so, or if there have been modifications that the Sublease, as modified, is in full force and effect; (ii) the dates to which rent and other charges have been paid; (iii) that Sublandlord is not in default under any provisions of this Sublease or, if in default, the nature thereof in detail; and (iv) such other true statements as Sublandlord may reasonably require. Subtenant’s failure to execute and deliver such statements within the time required shall, at Sublandlord’s election, be conclusive upon Subtenant that (a) this Sublease is in full force and effect and has not been modified except as represented by Sublandlord; (b) that Sublandlord is not in default under any provisions of this Sublease and that Subtenant has no right of offset, counterclaim or deduction against rent; and (c) not more than one month’s rent has been paid in advance.

5.RENT, ADDITIONAL RENT AND OTHER CHARGES.

(a)Beginning on the Sublease Date and throughout the Term hereof, Subtenant shall pay to Sublandlord monthly fixed rent (the “Fixed Rent”) in accordance with the schedule set forth below:

Sublease Date – to end of second full calendar month following Sublease Date	$ 0.00	$ 0.00
3/1/26-2/28/27	$ 628,420.00	$52,368.33	$ 26.00
3/1/27-2/28/28	$ 644,130.50	$53,677.54	$ 26.65
3/1/28-2/28/29	$ 660,324.40	$55,027.03	$ 27.32
3/1/29-2/28/30	$ 676,760.00	$56,396.67	$ 28.00
3/1/30-2/28/31	$ 693,679.00	$57,806.58	$ 28.70
3/1/31-3/31/31	$ 59,256.78	$59,256.78	$ 29.42

Each monthly installment of Fixed Rent shall be payable on or before the first (1st) day of the calendar month during the Term, without notice or demand and without abatement, set-off, counterclaim or deduction, and shall be pro-rated on a per diem basis in the case of any partial months during the Term, including, without limitation, any partial month between the Sublease

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Commencement Date and the first day of the first full calendar month following the Sublease Commencement Date.

(b)In addition to the Fixed Rent due hereunder, Subtenant shall also pay to Sublandlord “Subtenant’s Share” (as hereinafter defined) of the annual increase in Operating Costs for 14 Crosby, only, and Real Estate Taxes for 14 Crosby, only, (collectively, “Direct Expenses”) as both are defined in the Overlease, over the Base Calendar Year 2026 and the Base Fiscal Year 2026, respectively, on an estimated monthly basis for each year of the Term (the “Sublease Direct Expenses”).

(c)Payment of Operating Costs. For purposes of Section 5, the following definitions shall apply:

“Expense Year”: The twelve (12) month period for the purpose of determining Operating Costs (currently, the calendar year starting on January 1 and ending on December 31).

“Base Expense Year”: Calendar Year 2026

“Base Expenses”: The Operating Costs paid or incurred by Sublandlord during the Base Expense Year for 14 Crosby, only.

“Expense Increases”: The excess, if any, of the Operating Costs paid or incurred during any Expense Year for 14 Crosby, only, over the Operating Costs paid or incurred during the Base Expense Year;

(d)In the event that Operating Costs during any Expense Year shall exceed Operating Costs incurred with respect to the Base Expense Year, Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s Share of Expense Increases, which shall be an amount equal to (a) Subtenant’s Share multiplied by (b) the Expense Increases, such amount to be apportioned for any portion of an Expense Year in which the Sublease Commencement Date falls or the Term expires. Sublandlord shall endeavor to provide Subtenant with a statement of projected Expense Increases, if any, prior to the commencement of any Expense Year, and no later than one hundred twenty (120) days after the end of any Expense Year. If Sublandlord fails to provide Subtenant with a statement of projected Expense Increases prior to the commencement of any Expense Year, Subtenant shall continue to pay Operating Expenses in accordance with the previous statement, until Subtenant receives a new statement from Sublandlord. From time to time during any Expense Year, Sublandlord may re-estimate the Expense Increases for that Expense Year and provide a copy of any re-estimate to Subtenant.

(e)Estimated payments by Subtenant on account of Operating Costs shall be made on the first day of each and every calendar month during the Term of this Sublease, in the fashion herein provided for the payment of Fixed Rent taking into account any applicable grace period. The monthly amount to be paid to Sublandlord shall be sufficient to provide Sublandlord by the

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end of each Expense Year with a sum equal to Subtenant’s required payment, as reasonably estimated by Sublandlord from time to time, on account of Operating Costs for the then current Expense Year. Within a reasonable amount of time after the end of each Expense Year, Sublandlord shall submit to Subtenant a reasonably detailed statement of Operating Expenses for such Expense Year. If estimated payments theretofore made by Subtenant for the Expense Year covered by such statement are greater than the required payment on account thereof for such Expense Year, Sublandlord shall credit the amount of overpayment against subsequent obligations of Subtenant on account of Operating Costs (or refund such overpayment, within thirty (30) days after Sublandlord has completed its annual reconciliation of Operating Costs, if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord). If estimated payments theretofore made by Subtenant for the Expense Year covered by such statement are less than the required payment on account thereof for such Expense Year, Subtenant shall pay the difference to Sublandlord within thirty (30) days after being so advised by Sublandlord, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

(f)Payment of Real Estate Taxes. For purposes of Section 5, the following definitions shall apply:

“Tax Year”: The twelve (12) month period for the purpose of determining Real Estate Taxes (currently, the fiscal year starting on July 1 and ending on June 30).

“Base Tax Year”: Fiscal Year 2026, - the year starting on July 1, 2026, and ending on June 30, 2027.

“Base Taxes”: The Real Estate Taxes paid or incurred during the Base Tax Year for 14 Crosby, only.

“Tax Increases”: The excess, if any, of the Real Estate Taxes paid or incurred during any Tax Year for 14 Crosby, only, over the Real Estate Taxes paid or incurred during the Base Tax Year.

(g)In the event that Real Estate Taxes for 14 Crosby, only, during any Tax Year shall exceed Base Taxes, Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s Share of Tax Increases, which shall be an amount equal to (a) Subtenant’s Share multiplied by (b) the Tax Increases, such amount to be apportioned for any portion of a Tax Year in which the Sublease Commencement Date falls or the Term expires. Sublandlord shall endeavor to provide Subtenant with a statement of projected Tax Increases, if any, prior to the commencement of any Tax Year. If Sublandlord fails to provide Subtenant with a statement of projected Tax Increases prior to the commencement of any Tax Year, Subtenant shall continue to pay Real Estate Taxes in accordance with the previous statement, until Subtenant receives a new statement from Sublandlord. From time to time during any Tax Year, Sublandlord may re-estimate the Tax Increases for that Tax Year and provide a copy of any re-estimate to Subtenant.

(h)Estimated payments by Subtenant on account of Real Estate Taxes shall be made on the first day of each and every calendar month during the Term of this Sublease, in the fashion

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herein provided for the payment of Fixed Rent. The monthly amount to be paid to Sublandlord shall be sufficient to provide Sublandlord by the time real estate tax payments are due with a sum equal to Subtenant’s required payment, as reasonably estimated by Sublandlord from time to time, on account of Real Estate Taxes for the then current Tax Year. Within a reasonable amount of time after receipt by Sublandlord of bills for such Real Estate Taxes, Sublandlord shall provide Subtenant a copy of the invoice and advise Subtenant of the amount thereof and the computation of Subtenant’s payment on account thereof. If estimated payments theretofore made by Subtenant for the Tax Year covered by such bills are greater than the required payment on account thereof for such Tax Year, Sublandlord shall credit the amount of overpayment against subsequent obligations of Subtenant on account of Real Estate Taxes (or refund such overpayment, within thirty (30) days after Sublandlord has completed its annual reconciliation of Real Estate Taxes, if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord). If estimated payments theretofore made by Subtenant for the Tax Year covered by such bills are less than the required payment on account thereof for such Tax Year, Subtenant shall pay the difference to Sublandlord within thirty (30) days after being so advised by Sublandlord, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

(i)“Subtenant’s Share,” for purposes of the Sublease Direct Expenses payable by Subtenant shall mean 73.76 % calculated as the proportion which the rentable square footage of the Subleased Premises bears to rentable square feet of the 14 Crosby Building portion of the Overlease Premises as of the Sublease Commencement Date.

(j)In addition to the Fixed Rent and Sublease Direct Expenses due hereunder, beginning on the Sublease Date, Subtenant shall assume and be solely responsible for all utility services to the Subleased Premises, including, without limitation, electricity, water, gas, telephone, and data services.

(k)Electric Utility Allocation; Direct Billing; Fixed Rent Credit.

(1)Background and Benchmark. Sublandlord represents that, based on utility invoices exchanged with Subtenant, the historical average cost of electricity for the entire Premises over the immediately preceding twelve (12) month period was Two Thousand Five Hundred Dollars ($2,500.00) per month, at a time when the Premises were unoccupied. The parties acknowledge and agree that such amount represents a reasonable benchmark for allocating electrical utility costs between the parties for purposes of this Sublease.

(2)Space Allocation. Subtenant is subleasing and occupying Seventy-Three and 76/100 Percent (73.76%) of the total rentable area of the Premises (the “Subleased Premises”). The balance of the Premises (the “Remaining Premises”) is currently unoccupied. If the Remaining Premises, or any portion thereof, becomes occupied at any time during the Term, the parties shall reasonably and equitably recalculate the allocation and credit described in this Section to reflect such occupancy, effective as of the date such occupancy commences.

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(3)Direct Utility Contracting and Payment. Commencing as of the Sublease Commencement Date, Subtenant shall contract directly with the applicable electric utility provider for service to the entire Premises and shall be solely responsible for the payment of all electric utility charges billed by such provider. The parties acknowledge that Subtenant’s assumption of direct responsibility for the full electric account is the basis for the rent credit described below.

(4)Fixed Monthly Rent Credit. In recognition of Sublandlord’s agreement to bear the cost of electricity attributable to the unoccupied portion of the Premises, Sublandlord shall provide Subtenant with a fixed monthly rent credit in the amount of Six Hundred Fifty-Six Dollars ($656.00) (the “Electric Credit”), which represents Sublandlord’s proportionate share (26.24%) of the historical monthly electric cost of $2,500.00. Such Electric Credit shall be applied as a credit against Base Rent otherwise due for each month during the Term and shall remain constant unless and until recalculated pursuant to subsection (2) above.

(5)Subtenant Responsibility for Its Share and Increases. Subtenant shall bear responsibility for (i) the cost of electricity attributable to the Subleased Premises and (ii) any increases in electric utility charges attributable to Subtenant’s use, occupancy, equipment, operations, or hours of use in the Subleased Premises, it being acknowledged that the Electric Credit is based solely on historical baseline usage for an unoccupied space and does not cap Subtenant’s actual electric consumption.

(6)No Additional Reimbursement Obligations. Except for the Electric Credit expressly provided herein, Sublandlord shall have no obligation to reimburse Subtenant for any electric utility charges, and Subtenant shall have no right to offset or abate Rent except as expressly set forth in this Section.

(l)In addition to the Fixed Rent, Sublease Direct Expenses, cost of utilities to the Subleased Premises during the Sublease Term, and any other sums which Subtenant may be obligated to pay pursuant to any other provision of this Sublease, Subtenant agrees to pay to Sublandlord all Subtenant Surcharges (as hereinafter defined) as additional rent hereunder as and when such sums are due and payable by Sublandlord under the Overlease, or as otherwise hereinafter provided. As used herein, the term “Subtenant Surcharges” shall mean any and all amounts which become due and payable by Sublandlord to the Overlandlord under the Overlease whether as “additional rent” or for any extra services or otherwise, which would not have become due and payable but for the acts and/or failures to act of Subtenant under this Sublease or which are otherwise attributable to the Subleased Premises, including, but not limited to: (i) any increases in the Overlandlord’s fire, rent or other insurance premiums resulting from any act or omission of Subtenant, or (ii) any additional rent or charges under the Overlease payable by Sublandlord on account of any other additional service as may be provided under the Overlease, or with the consent of the Overlandlord, for the exclusive benefit of Subtenant.

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(m)All amounts payable pursuant to this Sublease shall be paid by Subtenant to Sublandlord via ACH Transfer (as per the instructions below), as and when the same become due and payable, without demand therefor and without any deduction, set off or abatement whatsoever. Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due. All costs, charges and expenses that Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be additional rent and in the event of nonpayment thereof Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Fixed Rent reserved hereunder. Any inquiries, communications or notices concerning the Fixed Rent or additional rent hereunder shall be sent to, and may sent from, Sublandlord, as provided in Section 24. Fixed Rent and additional rent shall be paid via ACH Transfer as follows:

Account Name:Quanterix Corporation

Account Number:[**]

Routing/Transit Number:[**]

Bank Address:[**]

Bank Name:[**]

(n)Subtenant shall, simultaneously with the execution and delivery of this Sublease, pay to Sublandlord $52,368.33 to be applied to the first full monthly installment of Fixed Rent due hereunder.

(o)Any amount due from Subtenant to Sublandlord that is not paid within five (5) days after its due date shall accrue interest from its due date to the date paid in full at the rate of twelve percent (12%) per annum and be subject a late charge of five percent (5%) of the amount of the payment.

6.SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deliver to Sublandlord a security deposit in the amount of $106,129 (the “Security Deposit”), as security for the full and timely performance of Subtenant’s obligations under the terms of this Sublease. The Security Deposit is not an advance payment of Rent or a measure of damages. Sublandlord may from time to time and without prejudice to any other remedy provided in this Sublease or by law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Fixed Rent or to satisfy any other loss or damage resulting from Subtenant’s breach under this Lease which breach has continued beyond any required notice and cure provisions. If Sublandlord uses any portion of the Security Deposit, Subtenant, within five (5) days after demand, shall restore the Security Deposit to its original amount. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit.

Upon any sale or other conveyance of the Building, Sublandlord may transfer the Security Deposit (or any amount of the Security Deposit remaining) to a successor owner, and Subtenant,

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to the extent the Security Deposit was transferred and the successor owner has assumed the obligations of Sublandlord with respect thereto, agrees to look solely to the successor owner for repayment of the same. The Security Deposit will not operate as a limitation on any recovery to which Sublandlord may be entitled.

7.USE OF SUBLEASED PREMISES. Subtenant shall use the Subleased Premises only for the Permitted Use (as defined in the Overlease) and for no other purpose. Subtenant shall not do or permit to be done in or about the Subleased Premises or Building anything which is prohibited by any law, statute, ordinance or other governmental rule or regulation now in force or which may hereafter be enacted, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, “Applicable Law”). Subtenant shall use and cause all contractors, agents, employees, invitees, and visitors of Subtenant to use the Subleased Premises and any common area of the 14 Crosby Building in such a manner as to prevent waste, nuisance, and any other commercially unreasonable disruption of other occupants. No materials shall be permitted to block any common area. Sublandlord shall have the right, but not the obligation, upon five (5) days’ notice to Subtenant (except in cases of emergency when no such notice shall be required) to remove and dispose of any materials, debris, or other items in violation of this section and such removal or disposal shall be at the sole risk of Subtenant and Subtenant shall pay the cost therefor to Sublandlord as additional rent upon demand. Subtenant will not allow any signs, cards, or placards to be posted, or placed within the Subleased Premises such that they are visible outside of the Subleased Premises except as specifically provided for in this Sublease. Subtenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Subleased Premises. Subtenant will not place a load upon any floor in the Subleased Premises exceeding the floor load per square foot of area which such floor was designed to carry, or which is allowed by law.

8.CONDITION OF SUBLEASED PREMISES. Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sublandlord, as to past, present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the 14 Crosby Building, except as otherwise expressly set forth herein. It is further agreed that Subtenant does and shall accept the Subleased Premises in its present condition, “as is, where is, and with all faults,” and Sublandlord has no obligation to perform any work therein or contribute to the cost of any work to prepare the Subleased Premises for Subtenant’s occupancy, with the sole exception of removal of the “cubes” marked on Exhibit B and the appurtenant furniture and equipment, together with the restoration work required to repair any damage caused by the removal and to restore or replace any items which were damaged during the removal (collectively, Landlord’s Work”). During the Term, Subtenant shall have the right to utilize the furniture, fixtures & equipment located in the Subleased Premises and listed on Schedule 1 annexed hereto (“Sublandlord’s FF&E”) at no additional cost. Subtenant shall not remove any FF&E from the Subleased Premises without the prior written consent of Sublandlord. Sublandlord makes no representation or warranty as to the condition, fitness, or suitability of Sublandlord’s FF&E for Subtenant’s purposes. Sublandlord shall have no obligation to maintain, repair, or replace any of Sublandlord’s FF&E. Subtenant shall be responsible for any damaged or missing

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Sublandlord’s FF&E beyond normal wear and tear, exclusive of any damage to FFE or FF&E becoming missing caused by casualty or condemnation. Subtenant shall be responsible for installing any other furniture, fixtures, and equipment it requires, including data and communications equipment and wiring, subject to the prior written consent of Overlandlord if required pursuant to the Overlease. Any such installations shall be performed in accordance with the Overlease.

Subtenant will, throughout the Term and at its sole cost, keep and maintain the Subleased Premises and all fixtures and equipment located therein clean, safe and in good working order. Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Overlease, shall be performed by Subtenant at Subtenant’s sole cost and expense, including, but not limited to, replacing all burnt out light bulbs and ballasts, removing all garbage, and repairing or replacing all systems or portions of systems exclusively serving the Subleased Premises including, but not limited to, electrical, mechanical, plumbing and heating, ventilating and air conditioning systems and with respect to the standby generator. All repairs and replacements required of Subtenant in connection herewith shall be of a quality and class so as to be in compliance with the Overlease and shall be done in a good and workmanlike manner in compliance with all applicable laws. If Subtenant fails to maintain the Subleased Premises in compliance with the terms hereof and the Overlease, Sublandlord, during the period such failure continues beyond the delivery of any required notice and the expiration of any required cure period, shall have the right to do such acts and expend such funds at the expense of Subtenant as are reasonably required and Subtenant shall reimburse Sublandlord for the cost thereof as additional rent upon demand. If Subtenant uses heat generating machines or equipment in the Subleased Premises that materially affect the temperature otherwise maintained by the heating, ventilating and air conditioning system, Sublandlord reserves the right to install supplementary units for the Subleased Premises and the cost thereof, including the cost of installation, operation and maintenance, shall be paid by Subtenant to Sublandlord as additional rent upon demand. Should Subtenant require any additional service not provided by Sublandlord pursuant to this Sublease, including any services furnished outside the 14 Crosby Building’s normal business hours, Sublandlord may, but shall not be obligated to, furnish such additional service and Subtenant agrees to pay Sublandlord’s reasonable charges therefor, provided, however, Sublandlord’s charges shall be no higher than what Subtenant would pay a third party vendor. If Sublandlord does not provide any such service Subtenant may obtain same from a third-party vendor.

9.PERFORMANCE BY SUBLANDLORD. Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation: (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations, or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Overlandlord under the terms of the Overlease. Subtenant hereby agrees that Overlandlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, on the written request of Subtenant, Sublandlord shall make a written demand on Overlandlord to perform its obligations under the Overlease with respect to the Subleased Premises if Overlandlord fails to perform same within the time frame and in the manner required under the Overlease and on the

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written request of Subtenant, Sublandlord shall bring an action against the Overlandlord to enforce its obligations. If Sublandlord makes written demand on Overlandlord or brings an action against Overlandlord to enforce Overlandlord’s obligations under the Overlease with respect to the Subleased Premises, all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred by Sublandlord in connection therewith shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord.

10.COMPLIANCE WITH LAWS. Sublandlord represents that it has not received any notice of any violation. Subtenant, within the Sublease Premises, at its sole expense, shall promptly comply with all new statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as “Legal Requirements”) at its own cost and expense. Notwithstanding the foregoing, Subtenant shall not be required to make any structural alterations or capital improvements in order to so comply unless such alterations or improvements shall be necessitated or occasioned due solely or in part to the manner of use or occupancy of the Subleased Premises by Subtenant nor shall Subtenant be required to take any steps to address any environmental concern at the Subleased Premises except in accord with Section 16 hereof. Nothing in this paragraph shall be deemed consent to the alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant’s interests in this Sublease. If Subtenant’s obligation to comply with Legal Requirements requires Subtenant to make any Alterations, then such Alterations shall be made in accordance with the provisions of Section 11 of this Sublease.

11.ALTERATIONS. Subtenant will not make or permit to be made any alterations, additions, or improvements in or to the Subleased Premises (“Alterations”) without first obtaining the prior written consent of Sublandlord but shall in all cases be subject to the prior written consent of Overlandlord in accordance with the Overlease. All Alterations (i) must comply with all applicable laws, (ii) must be compatible with the 14 Crosby Building and its mechanical, electrical, heating, ventilating, air-conditioning and life safety systems; (iii) must not unreasonably interfere with the use and occupancy of any other portion of the 14 Crosby Building; (iv) must comply with the terms of the Overlease; and (v) must not affect the integrity of the structural portions of the 14 Crosby Building. In addition, Sublandlord may impose as a condition to such consent such additional requirements as Sublandlord in its sole discretion deems necessary or desirable, including, without limitation: (a) Subtenant’s submission to Sublandlord, for Sublandlord’s prior written approval, of all plans and specifications relating to the Alterations; (b) Sublandlord’s prior written approval of the time or times when the Alterations are to be performed; (c) Sublandlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; (d) Subtenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (e) Subtenant’s delivery to Sublandlord of such insurance as Sublandlord customarily

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requires; (f) Subtenant’s and Subtenant’s contractor’s compliance with such construction rules and regulations and building standards as Sublandlord promulgates from time to time, and (g) Subtenant’s delivery to Sublandlord of “as built” drawings of the Alterations in such form or medium as Sublandlord may require. All direct and indirect costs relating to any modifications, alterations, repairs or improvements of Building, whether outside or inside of the Subleased Premises, required by any governmental agency or by law as a condition, pursuant to the Overlease or as the result of any Alteration requested or effected by Subtenant will be borne by Subtenant, including any direct or indirect costs of the Overlandlord and the Sublandlord related thereto. Subtenant will not permit any mechanic’s lien or other liens to be placed upon the Subleased Premises or the 14 Crosby Building as a result of any materials, services or labor ordered by or provided to Subtenant or any of Subtenant’s agents, officers, or employees.

12.SIGNAGE. Throughout the Term Sublandlord shall place a sign or listing, as appropriate, similar in size and appearance to all other Building tenant signage and listings identifying Subtenant in any standard Building signage or directory maintained by Overlandlord in the location where signs or directories are maintained from time to time, including, without limitation, any lobby, elevator, or floor signage or directories, or as otherwise designated by Sublandlord. Additionally, Tenant may place signage on the entryway to the Subleased Premises. Such signage shall be of the size, appearance, materials and location as is standardly provided throughout the Building provided that Subtenant may add to any such signage or listings its logo and name in its then standard fonts and colors and in a reasonable size, given the size of the signage or listings to which it is being added. Subtenant may have any of the permitted directory listings or signage be anything other than “Building Standard” provided such listings and signage have been approved by Sublandlord and, if required pursuant to the Overlease, approved by the Overlandlord (the logo as aforesaid requiring no approval) in accordance with the terms thereof. Upon termination of this Sublease, Subtenant shall remove such Premises entryway signage and repair any damage caused thereby.

13.PARKING. Subtenant and its employees and invitees shall have, as appurtenant to the Subleased Premises, the right to use the parking spaces applicable to the 14 Crosby Premises set forth in Section 8.2 of the Overlease.

14.IT ROOM ACCESS. Subtenant acknowledges that a portion of the Subleased Premises includes an IT room that houses computer servers and other IT equipment for the entire floor. Notwithstanding Subtenant’s use of the Subleased Premises, Sublandlord, as well as any other subtenant leasing the remaining space on the floor, (subject to security protocols and access procedures to be mutually agreed upon in writing by Sublandlord and Subtenant within thirty (30) days of the Sublease Commencement Date including the requirement that each have a representative present during entry by another except in emergent circumstances), shall have unfettered access to the IT room at all times. Such access is necessary for the maintenance, operation, and management of the equipment housed within, which may include equipment owned by Sublandlord and other subtenants. Subtenant agrees not to obstruct or otherwise interfere with the access rights of Sublandlord and other subtenants to the IT room and shall

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ensure that any personnel or activities within their portion of the Subleased Premises do not impede such access.

15.INDEMNIFICATION; NON-LIABILITY. Subtenant shall indemnify and hold harmless Sublandlord, Overlandlord and their partners, agents, employees or contractors from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys’ fees and disbursements, as well as any amounts owing to Overlandlord by Sublandlord under the Overlease) arising from or in connection with Subtenant’s use of the Subleased Premises during the Term, or the conduct of Subtenant’s business at the Subleased Premises, or any negligent act or negligent omission by Subtenant or its partners, employees, agents or contractors, any accident, injury or damage whatever occurring in, at, or upon the Subleased Premises and any breach or default by Subtenant in the full and prompt payment and performance of Subtenant’s obligations under this Sublease, including the obligation to timely surrender the Subleased Premises upon the expiration of this Sublease in the condition required by the Overlease. Without limiting the foregoing, Subtenant shall indemnify and hold harmless Sublandlord, Overlandlord and their partners, agents, employees or contractors from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys’ fees and disbursements) arising from or in connection with (i) the existence, location, nature, use, generation, manufacture, storage, disposal, handling, release or threatened release of Hazardous Materials (as most broadly defined under the all applicable laws) in, on or under the Subleased Premises during the Term of the Sublease caused by Subtenant, or (ii) any violation of environmental laws by Subtenant during the Term of this Sublease or by Subtenant at any time. The terms of this Section shall survive the termination or expiration of this Sublease.

Sublandlord, to the fullest extent permitted by law, but subject to the last sentence hereof, shall not be liable, and Subtenant waives all claims against and releases Sublandlord and its officers, directors, employees and agents from all claims, (i) for any damage occasioned by failure to keep the Subleased Premises or Building in repair, (ii) for any damage done or occasioned by or from plumbing, gas, water, sprinkler, or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about the Subleased Premises or the 14 Crosby Building, (iii) from any damage occasioned by water, snow or ice being upon or coming through the roof, or otherwise, (iv) for any damages arising from acts, or neglect of, any third party, (v) for any loss of or injury to property or business occurring, through, in connection with or incidental to the failure to furnish any services or the interruption of any services to the Subleased Premises. Further, Sublandlord, to the fullest extent permitted by law, shall not be liable or responsible to Subtenant for, and Subtenant waives all claims against and releases Sublandlord and its officers, directors, employees and agents from all claims, any loss or damage to any property or person occasioned by theft or any other criminal act, fire, flood, earthquake or other casualty, act of God, public enemy, injunction, riot, strike, insurrection, war, terrorist act, terrorism, pandemic, inability to obtain services, governmental action, civil disturbance, court order, law of requisition, order of any governmental authority or any other cause beyond the reasonable control of Sublandlord. Notwithstanding the foregoing, Sublandlord shall be liable and subject to claims only to the extent that such claims arise directly from Sublandlord’s failure to fulfill its material obligations under the Overlease, which are not the responsibility of Subtenant

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as specified in this Sublease.

Sublandlord shall indemnify and hold harmless Subtenant from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys’ fees and disbursements arising solely from or solely in connection with the use of the Remaining Premises during the Term, or the conduct of Sublandlord’s business at the Remaining Premises, or any negligent act or negligent omission by Sublandlord or its partners, employees, agents or contractors, any accident, injury or damage whatever occurring in, at, or upon the Remaining Premises and a material uncured Default by Sublandlord under the Overlease other than those for which Subtenant is obligated pursuant to this Sublease Sublandlord shall indemnify and hold harmless Subtenant and its partners, agents, employees, and contractors from and against any and all claims, actions, liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) to the extent arising directly from Hazardous Materials that were first introduced into the Remaining Premises or the Subleased Premises by Sublandlord, or by Sublandlord’s agents, employees, or contractors, during the Term of this Sublease, and solely as a result of Sublandlord’s intentional acts or omissions.

Sublandlord shall have no responsibility or liability for (i) any Hazardous Materials existing in, on, or under the Remaining Premises or the Subleased Premises prior to the Term, except to the extent actually introduced by Sublandlord, (ii) any Hazardous Materials introduced by Subtenant or any third party, including the prime landlord or other occupants, or (iii) any conditions migrating from areas outside the Remaining Premises or the Subleased Premises. The terms of this Section shall survive the termination or expiration of this Sublease.

Sublandlord shall not be liable in any event for incidental or consequential damages to Subtenant for any reason, including, without limitation, any default by Sublandlord hereunder, whether or not Sublandlord is notified that such damages may occur. The term “Sublandlord”, as used in this Sublease, so far as covenants or obligations to be performed by Sublandlord are concerned, is limited to mean and includes only the owner or owners at the time in question of the Sublandlord’s interest in the Subleased Premises (leasehold or otherwise), and in the event of any transfer or transfers of title to the Sublandlord’s interest in the Subleased Premises, the Sublandlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Sublandlord contained in this Sublease thereafter to be performed, it being intended that the covenants and obligations contained in this Sublease on the part of Sublandlord shall, subject as aforesaid, be binding on the Sublandlord, its successors and assigns, only in respect of obligations arising during their respective successive periods of being the Sublandlord of the Subleased Premises. Subtenant, its successors and assigns, agrees it shall not assert nor seek to enforce any claim for breach of this Sublease against any of Sublandlord’s assets other than Sublandlord’s interest in the Leased Premises and in the rents, issues and profits thereof, including without limitation the cash flow and cash proceeds generated thereby, and Subtenant agrees to look solely to such interest for the satisfaction of any liability of or claim against Sublandlord under this Sublease, other than for

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misapplication of the Security Deposit, it being specifically agreed that in no event whatsoever shall Sublandlord or any beneficiary of any trust of which Sublandlord is a trustee or any of Sublandlord’s officers, directors, partners, shareholders, agents, attorneys and employees ever be personally liable for any such liability except to the extent of the Security Deposit received but applied other than in accord with the terms hereof.

16.ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, mortgage, encumber or otherwise transfer (by operation of law or otherwise) this Sublease, nor sublet the Subleased Premises or any part thereof, or permit the Subleased Premises or any part thereof to be used or occupied by anyone without first obtaining the written consent of Sublandlord and Overlandlord. However, if pursuant to the terms of the Overlease Sublandlord (as tenant) may assign or sublet without Overlandlord’s consent, e.g., a “Permitted Transfer” then Subtenant may so assign or sublet without Overlandlord’s or Sublandlord’s consent. For the purposes of this Section, the term “assign” shall be deemed to include the transfer in one or more transactions of more than fifty percent (50%) of the partnership interests, capital stock or other ownership interests in Subtenant or the transfer of operational control of Subtenant by contract or otherwise. Subtenant shall pay, as additional rent on demand, all legal fees incurred by Sublandlord and Overlandlord in connection with each proposed assignment or sublease whether or not Sublandlord’s or Overlandlord’s consent is obtained. No subletting or assignment shall release Subtenant from Subtenant’s obligations under this Sublease or alter the primary liability of Subtenant to pay the rent and to perform all other obligations to be performed by Subtenant hereunder.

17.RIGHT OF FIRST OFFER.

(a)Grant of Right. Provided Subtenant is not then in Default beyond applicable notice and cure periods, Sublandlord grants Subtenant a right of first offer (“ROFO”) with respect to all or any portion of the Remaining Premises that Sublandlord intends to lease to a third party during the Term.

(b)Self-Use Carve-Out. Notwithstanding the foregoing, the ROFO shall not apply to any portion of the Remaining Premises that Sublandlord elects, in its sole discretion, to occupy for its own business operations or internal use, whether directly or through an affiliate. Sublandlord shall have no obligation to deliver a ROFO Notice with respect to any space so occupied, provided such space is not offered for lease to a third party during the period of such occupancy.

(c)ROFO Notice. If Sublandlord elects to lease any portion of the Remaining Premises to a third party (and not for Sublandlord’s own use), Sublandlord shall first deliver written notice to Subtenant (the “ROFO Notice”) setting forth the material business terms upon which Sublandlord proposes to lease such space, including rentable area, term, base rent, additional rent, and any material concessions.

(d)Subtenant’s Election. Subtenant shall have ten (10) business days after receipt of the ROFO Notice to deliver written notice electing to lease the space on

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the terms set forth therein. Failure to timely respond shall be deemed a waiver of the ROFO with respect to such offering.

(e)Documentation. If Subtenant timely elects to proceed, the parties shall negotiate and execute definitive documentation consistent with the ROFO Notice within thirty (30) days thereafter. If definitive documentation is not executed within such period for any reason, Sublandlord may lease the space to a third party on terms no more favorable in the aggregate than those set forth in the ROFO Notice.

(f)Re-Offer Requirement. If Sublandlord elects to accept a bona fide written offer from a third party more Base Rent that is more than five (5%) percent below the Base Rent for which Sublandlord was willing to lease the space to Subtenant, and, on substantially similar economic terms, then Sublandlord shall Sublandlord shall provide Subtenant with written notice of such proposed transaction and a one-time opportunity, exercisable within five (5) business days after receipt of such notice, to lease the Sublease Premises on the same material economic terms.

(g)Limitations. The ROFO is personal to Subtenant, may not be assigned except to assignees to which the Subtenant may be assigned without consent, and shall automatically terminate upon the expiration or earlier termination of this Sublease.

18.INCORPORATION OF OVERLEASE BY REFERENCE. The terms, covenants, and conditions of the Overlease, in the form attached hereto as Exhibit A, are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Overlease binding on or inuring to the benefit of Overlandlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublandlord and every term, covenant, and condition of the Overlease binding on or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding on and inure to the benefit of Subtenant. Whenever the term “Lessor” or “Landlord” appears in the Overlease, the word “Sublandlord” shall be substituted therefore; whenever the term “Lessee” or “Tenant” appears in the Overlease, the word “Subtenant” shall be substituted therefore; and whenever the word “Premises” appears in the Overlease, the word “Subleased Premises” shall be substituted therefore.

Subtenant’s rights pursuant to the incorporation of the Overlease, include, without limitation, use of the Fitness Center, the cafeteria, and all other common amenities, including, without limitation, those specified in Section 2.2 of the Overlease and the right to install, maintain and utilize, on the same terms Sublandlord may use same and the use of the Building 14 generator.

The phrase “two hundred seventy (270) days from the date the repair is started” in Section 6.1 of the Overlease is not incorporated herein and is replaced by the phrase “ninety (90) days from the date of the fire or casualty event”.

Notwithstanding the foregoing and without limiting any other term or provision of this Sublease, Subtenant shall not have the right to exercise any rights or options, if any, set forth in

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the Overlease to extend or renew the term of the Overlease, to expand the Subleased Premises or lease any expansion space. This paragraph does not modify or limit Subtenant’s rights pursuant to Section 17 hereof.

19.CONSENTS. Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Overlandlord, if required under the terms of the Overlease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Overlandlord may request. Subtenant shall reimburse Sublandlord, after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others charged by Overlandlord in connection with any consent or approval. Sublandlord shall have no liability of any kind to Subtenant for Overlandlord’s failure to give its consent or approval.

Subject to any express provisions to the contrary in this Sublease, any time the consent or approval of Sublandlord is required hereunder, if Sublandlord does not refuse such request in writing within thirty (30) days of Subtenant’s request, which refusal shall include the items Subtenant would have to change in order to obtain such consent, the consent or approval will be deemed granted.

20.OVERLANDLORD CONSENT TO SUBLEASE. This Sublease is expressly conditioned on obtaining the written consent of Overlandlord and the written consent of any mortgagee, ground lessor, or other third party the consent of which is required to a sublease pursuant to the terms of the Overlease (collectively, “Overlandlord Consent”). Subtenant agrees to cooperate with Overlandlord and supply all information and documentation reasonably requested by Overlandlord within five (5) business days of its request therefor. Sublandlord shall not be required to bring any legal proceedings to obtain the Overlandlord Consent and Subtenant shall have no right to any claim against Sublandlord if the Overlandlord Consent is not obtained. Any fees and expenses charged or incurred by the Overlandlord or any mortgagee, ground lessor, or other third party in connection with requesting and obtaining the Overlandlord (or other required party) Consent shall be paid by Sublandlord.

A consent to this Sublease in a consent to all of the terms contained herein. Further, Overlandlord shall be obligated to obtain for the benefit of Subtenant the same waiver of subrogation provisions it has in its insurance policies benefitting Sublandlord.

Section 20 shall survive the expiration or earlier termination of this Sublease.

21.INSURANCE. Subtenant shall obtain and maintain all insurance types and coverage for the Subleased Premises as specified in the Overlease to be obtained and maintained by Sublandlord, in amounts not less than those specified in the Overlease. All such policies of insurance shall be subject to and comply with the terms and provisions of the Overlease and shall,

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in addition, name Sublandlord as an additional insured thereunder. Subtenant hereby agrees that the property damage insurance carried by Subtenant hereunder shall provide for the waiver by the insurance carrier of any right of subrogation against Sublandlord and Overlandlord, and Subtenant further agrees that, with respect to any damage to property, the loss of which is covered by insurance carried by Subtenant under this Sublease, Subtenant releases Sublandlord and Overlandlord from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

22.DEFAULTS; REMEDIES. Each of the following shall constitute an Event of Default by Subtenant hereunder: (i) the failure to make any payment of rent or any installment thereof or to pay any other sum required to be paid by Subtenant under this Sublease or under the terms of any other agreement between Sublandlord and Subtenant and the continuance of such failure for more than five (5) days following written notice from Sublandlord to Subtenant; (ii) the use or occupancy of the Subleased Premises for any purpose other than the Permitted Use without Sublandlord’s prior written consent or the conduct of any activity in the Subleased Premises which constitutes a violation of law; (iii) if the interest of Subtenant or any part thereof under this Sublease shall be levied or under execution or other legal process and said interest shall not have been cleared by said levy or execution or other legal process within fifteen (15) days from the date thereof; (iv) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against Subtenant or any guarantor of the Sublease or if a receiver shall be appointed for Subtenant or any guarantor or any of the property of Subtenant or guarantor; (v) if Subtenant or any guarantor of the Sublease shall make an assignment for the benefit of creditors or if Subtenant shall admit in writing its inability to meet Subtenant’s debts as they mature; (vi) if any insurance required to be maintained by Subtenant pursuant to this Sublease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Sublease, or agreed to in writing, mutually, by the parties; (vii) if Subtenant shall fail to immediately discharge or bond over any lien placed upon the Subleased Premises in violation of this Sublease; (viii) if Subtenant fails to comply with any term of the Overlease for which Subtenant is obligated pursuant to the terms hereof; or (ix) the failure to observe or perform any of the other covenants or conditions in this Sublease which Subtenant is required to observe and perform and which Subtenant has not corrected within twenty (20) days after written notice thereof to Subtenant; provided, however, that if said failure involves the creation of a condition which, in Sublandlord’s reasonable judgment, is dangerous or hazardous, Subtenant shall be required to cure same within 24 hours.

Upon termination of this Sublease due to the occurrence of an Event of Default by Subtenant, Sublandlord may, at its option, with or without notice or demand of any kind to Subtenant or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:

Sublandlord may terminate this Sublease, repossess and re-let the Subleased Premises, in which case Sublandlord shall be entitled to recover as damages (in addition to any other sums or

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damages for which Subtenant may be liable to Sublandlord) a lump sum equal to the amount by which the present value of the Fixed Rent remaining to be paid by Subtenant for the balance of the Term exceeds the present value of the net rental amounts actually received by Sublandlord from any replacement subtenant(s) with respect to the Subleased Premises during the same period, after giving effect to all free rent, rent abatements, concessions, tenant improvement allowances, leasing commissions, legal fees, and other costs and inducements incurred by Sublandlord in connection with such re-letting.

Sublandlord may, without terminating the Sublease, terminate Subtenant’s right of possession, repossess the Subleased Premises including, without limitation, removing all or any part of Subtenant’s personal property in the Subleased Premises and to place such personal property in storage or a public warehouse at the expense and risk of Subtenant, and relet the same for the account of Subtenant for such rent and upon such terms as shall be satisfactory to Sublandlord. For the purpose of such reletting, Sublandlord is authorized, at Sublandlord’s expense, to decorate, repair, remodel or alter the Subleased Premises. Subtenant shall pay Sublandlord as damages a sum equal to all Rent under this Sublease for the balance of the Term unless and until the Subleased Premises are relet. If the Subleased Premises are relet, Subtenant shall be responsible for payment upon demand to Sublandlord of any deficiency between the rent as relet pursuant to an arm’s length market transaction and the rent for the balance of this Sublease. Subtenant shall not be entitled to any rents received by Sublandlord in excess of the rent provided for in this Sublease. No re-entry or taking possession of the Subleased Premises by Sublandlord shall be construed as an election to terminate this Sublease unless a written notice of such intention be given to Subtenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.NO WAIVER. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Sublandlord shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver. No receipt of monies by Sublandlord from Subtenant after the termination of this Sublease shall in any way alter the length of the Term or Subtenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Subtenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Subleased Premises, Sublandlord may receive and collect any rent due, and the payment of rent shall not waive or affect said notice, suit or judgment. Sublandlord shall not be required to serve Subtenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Sublease, other than those notices and demands specifically required under this Sublease.

24.NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent, or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall

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be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time-to-time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

(a)	If intended for Sublandlord, to:

Quanterix Corporation

18 Crosby Drive

Billerica, Massachusetts 02169

Attn: Daniel Char, Chief Legal Officer

(b)	If intended for Subtenant, to:

Ocular Therapeutix

14 Crosby Drive

Bedford MA 01730

Attn:      Chief Legal Officer

Provided, however, prior to Subtenant taking occupancy of the Subleased Premises, Tenant’s address for notices shall be:

Ocular Therapeutix

15 Crosby Drive

Bedford MA 01730

Attn:       Chief Legal Officer

In either case with a simultaneous copy delivered pursuant to the same manner of delivery to:

[**]

Gibbons PC

One Penn Plaza – Suite 4515

New York, NY 10119

All such notices shall be deemed to have been served on the date of actual receipt (in the case of hand delivery), or one (1) business day after such notice shall have been deposited with a reputable overnight courier, or five (5) business days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

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25.SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all Subtenant’s FF&E, Subtenant’s goods and effects from the Subleased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Subtenant, either inside or outside the Subleased Premises) and deliver to Sublandlord the Subleased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Subleased Premises and quit and surrender the Subleased Premises to Sublandlord in the condition required for surrender of the Subleased Premises on the expiration date of the Overlease. At Sublandlord’s election, Subtenant will remove any and all Alterations (unless Overlandlord and Sublandlord have consented to allow any Alteration to remain), Sublandlord’s FF&E, trade fixtures, equipment, data and telecommunications cabling and wiring installed by or on behalf of Subtenant at any time (but exclusive of any such items installed by or on behalf of Sublandlord prior to the Sublease Commencement Date), and Subtenant will fully repair any damage, including any structural damage, occasioned by the removal of the same. In the event of Subtenant’s failure to remove any of Subtenant’s property from the Subleased Premises, Sublandlord and Overlandlord are hereby authorized, without liability to Subtenant for loss or damage thereto, and at the sole risk of Subtenant, to remove and store any of the property at Subtenant’s expense, or to retain same under Sublandlord’s or Overlandlord’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. Without limiting the foregoing or any other provisions herein, if Subtenant fails to surrender the Subleased Premises to Sublandlord upon expiration or early termination of this Sublease as herein required, Subtenant shall pay to Sublandlord on account of use and occupancy of the Subleased Premises for each month or portion thereof during which Subtenant (or anyone claiming by, through or under Subtenant) holds over in the Subleased Premises an amount equal to two hundred percent (200%) of the Fixed Rent than due hereunder and 100% of any additional rent payable hereunder) payable hereunder and Subtenant shall indemnify Sublandlord for all loss, cost, damage, expense or injury resulting therefrom, including and increased rental or other damages suffered by Sublandlord as a result of such holding over. Furthermore, Subtenant assumes and shall indemnify Sublandlord from and against, any cost, expense, liability or obligation which Sublandlord may have or be liable for under the Overlease related to the condition of the Subleased Premises upon the termination of the Overlease and surrender of the Subleased Premises, including without limitation, any obligation to remove Subtenant’s FF&E, Sublandlord’s FF&E, improvements, additions or alterations or to repair or restore the Subleased Premises.

26.BROKERS. Sublandlord and Subtenant each represent to the other that it has not dealt with any other broker other than Newmark (“Subtenant’s Broker”) and Hunneman (“Sublandlord’s Broker,” and collectively with Subtenant’s Broker, “Broker”) in connection with this Sublease and the transactions contemplated hereby. Sublandlord shall compensate Subtenant’s Broker and Sublandlord’s Broker each in accordance with a separate agreement. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs, and expenses (including without limitation reasonable attorneys’ fees and other charges) arising out of any claim, demand, or proceeding for commissions, fees, reimbursement for expenses, or other compensation by any person or entity who shall claim to have dealt with the indemnifying

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party in connection with the Sublease other than Broker. This Section 26 shall survive the expiration or earlier termination of this Sublease.

27.Each party agrees that it shall keep confidential and not disclose to any third party, except as required by law or as necessary to carry out the terms of this Sublease, any non-public information disclosed by the other party in connection with this Sublease (“Confidential Information”). Confidential Information includes, but is not limited to, business plans, financial data, trade secrets, and proprietary information. Each party agrees to use the same degree of care to protect the Confidential Information of the other party as it uses to protect its own confidential information, but in no event less than a reasonable degree of care. The obligations of confidentiality shall continue for a period of two (2) years following the expiration or earlier termination of this Sublease. In the event that either party is required by law to disclose any Confidential Information, it shall promptly notify the other party, to the extent legally permissible, to enable the other party to seek a protective order or other appropriate remedy.

28.AMENDMENTS AND MODIFICATIONS. This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

29.ENTIRE AGREEMENT. This Sublease contains the entire agreement between the parties regarding the subject matter contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Sublease shall remain unaffected.

30.SUBLANDLORD’S AND SUBTENANT’S POWER TO EXECUTE. The signatories on behalf of Subtenant represents and warrants that it has full right, power, and authority to act for and on behalf of Sublandlord and Subtenant in entering into this Sublease.

31.COUNTERPARTS. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

32.SUBLANDLORD CONSENT. Whenever the consent of Sublandlord is required under this Sublease, unless otherwise expressly set forth herein, Sublandlord will not unreasonably withhold, delay, or condition its consent. In no event shall it be unreasonable for Sublandlord to withhold or delay its consent when the consent of the Overlandlord is required but has not been obtained.

33.RECITALS; CONSTRUCTION. The foregoing recitals are true and correct, are incorporated herein by this reference, and form an integral and enforceable part of this Sublease Agreement for all purposes.

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34.EXHIBITS; INCORPORATION BY REFERENCE. Each exhibit, schedule, and attachment referenced in or attached to this Sublease Agreement is hereby incorporated herein by reference and shall be deemed a material and enforceable part of this Sublease Agreement for all purposes, as if fully set forth herein.

[signatures page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day, and year first above written.

SUBLANDLORD:	Quanterix Corporation,
a Delaware corporation

	By:	/s/ Vandana Sriram
Name: Vandana Sriram
Title: CFO

SUBTENANT:	Ocular Therapeutix, Inc.
a Delaware corporation

	By:	/s/ Donald Notman
Name: Donald Notman
Title: CFO

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EXHIBIT A

SCANNED OVERLEASE AGREEMENT DATED JANUARY 28, 2022

(Attached hereto and incorporated by reference)

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LEASE

This LEASE (this “LEASE”) is made as of the 28 day of January, 2022 by and between XCHANGE OWNER LLC (“Landlord”), c/o Jumbo Capital Incorporated 1900 Crown Colony Drive, 4th Floor, Quincy, Massachusetts 02169, and QUANTERIX CORPORATION (“Tenant”), having a mailing address of 900 Middlesex Turnpike, Billerica, Massachusetts 01821.

RECITALS:

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions, and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the Premises (as defined below), subject to all matters of record and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

NOW THEREFORE, Landlord and Tenant hereby agree as follows:

ARTICLE I.

REFERENCE DATA

1.1.	Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:	XChange Owner LLC

LANDLORD’S ADDRESS:	c/o Jumbo Capital Incorporated 1900 Crown Colony Drive, 4th Floor Quincy, Massachusetts 02169

TENANT:	Quanterix Corporation

TENANT’S ADDRESS: (for Notice & Billing) (Prior to the commencement date of this Lease):	900 Middlesex Turnpike Billerica, Massachusetts 01821

(As of the commencement date of this Lease):	18 Crosby Drive Billerica, Massachusetts 01730

18 CROSBY BUILDING ADDRESS:	18 Crosby Drive Billerica, Massachusetts 01730 (the “18 Crosby Building”)

14 CROSBY BUILDING ADDRESS:	14 Crosby Drive Billerica, Massachusetts 01730 (the “14 Crosby Building”)

18 CROSBY COMMENCEMENT DATE:

With respect to the 18 Crosby Premises (as hereinafter defined), the 18 Crosby Commencement Date shall occur on the earlier to occur of (i) Tenant’s occupancy of any portion of the 18 Crosby Premises for the Permitted Use (as hereinafter defined) with respect to the 18 Crosby Premises, (ii) June 1, 2022 and (iii) the Substantial Completion of the Tenant’s 18 Crosby Work per Section 3.2.1.

14 CROSBY COMMENCEMENT DATE:

With respect to the 14 Crosby Premises (as hereinafter defined), the 14 Crosby Commencement Date shall occur on the earlier to occur of (i) Tenant’s occupancy of any portion of the 14 Crosby Premises for the Permitted Use with respect to the 14 Crosby Premises, (ii) May 1, 2022 and (iii) the Substantial Completion of the Tenant’s 14 Crosby Work per Section 3.2.1.

18 CROSBY EXPIRATION DATE:	The term with respect to the 18 Crosby Premises shall expire on the last day of the one hundred fifth ( I05th) calendar month following the 18 Crosby Commencement Date.

14 CROSBY EXPIRATION DATE:

The term with respect to the 14 Crosby Premises shall expire on the 18 Crosby Expiration Date. For the purposes of clarity, the term of the Lease with respect to the 14 Crosby Premises shall be coterminous with the term with respect to the 18 Crosby Premises (as such term with respect to the entire Premises may be extended pursuant to the terms and conditions contained in Section 8.15 of this Lease).

TERM:	With respect to the 18 Crosby Premises, the term shall mean that period of time commencing on the 18 Crosby Commencement Date and expiring on the 18 Crosby Expiration Date (the “18 Crosby

Term”). With respect to the 14 Crosby Premises, the term shall mean that period of time commencing on the 14 Crosby Commencement Date and expiring on the 14 Crosby Expiration Date (the “14 Crosby Term”).

18 CROSBY PREMISES:

Tenant shall occupy approximately 53,000 rentable square feet located on the first (1st) and second (2nd) floors of the 18 Crosby Building, as shown on the floor plan attached hereto as Exhibit B and further described in Section 2.1 herein.

14 CROSBY PREMISES:

Tenant shall occupy approximately 32,770 rentable square feet located on the third (3rd) floor of the 14 Crosby Building, as shown on the floor plan attached hereto as Exhibit B and further described in Section 2.1 herein.

PREMISES:	The 18 Crosby Premises and the 14 Crosby Premises shall collectively be referred to herein as the “Premises”.

FLOOR AREA OF THE 18 CROSBY PREMISES:	Approximately 53,000 rentable square feet.

FLOOR AREA OF THE 14 CROSBY PREMISES:	Approximately 32,770 rentable square feet.

TOTAL FLOOR AREA OF THE 18 CROSBY BUILDING:	Approximately 53,000 rentable square feet.

TOTAL FLOOR AREA OF THE 14 CROSBY BUILDING:	Approximately 91,393 rentable square feet.

TOTAL FLOOR AREA OF THE OFFICE PARK:	Approximately 479,570 rentable square feet

TENANT’S PROPORTIONATE SHARE OF OPERATING COSTS AND REAL ESTATE TAXES WITH RESPECT TO THE 18 CROSBY BUILDING:	100%

TENANT’S PROPORTIONATE SHARE OF OPERATING COSTS AND REAL ESTATE TAXES WITH RESPECT TO THE 14 CROSBY BUILDING:	35.86%

TENANT’S PROPORTIONATE SHARE OF OPERATING COSTS AND REAL ESTATE TAXES WITH RESPECT TO THE OFFICE PARK:	17.88%

BASE RENT (with respect to the 14 Crosby Premises):

Period (Months)	Monthly Base Rent	Annual Base Rent
The 14 Crosby Commencement Date – Month 12	$68,270.83	$819,250.00
Month 13 – Month 24	$71,684.38	$860,212.50
Month 25 – Month 36	$75,097.92	$901,175.00
Month 37 – Month 48	$78,511.46	$942,137.50
Month 49 – Month 60	$81,925.00	$983,100.00
Month 61 – Month 72	$85,338.54	$1,024,062.50
Month 73 – Month 84	$88,752.08	$1,065,025.00
Month 85 – Month 96	$92,165.63	$1,105,987.50
Month 97 -18 Crosby Expiration Date	$95,579.17	$1,146,950.00*

*Annualized figure.

BASE RENT (with respect to the 18 Crosby Premises):

Period (Months)	Monthly Base Rent	Annual Base Rent
Months 1-9	$99,375.00*	$1,192,500.00*
Months 10-12	$198,750.00	$2,385,000.00**
Months 13-24	$204,712.50	$2,456,550.00
Months 25-36	$210,853.88	$2,530,246.50
Months 37-48	$217,179.49	$2,606,153.90
Months 49-60	$223,694.88	$2,684,338.51
Months 61-72	$230,405.72	$2,764,868.67
Months 73-84	$237,317.89	$2,847,814.73
Months 85-96	$244,437.43	$,2933,249.17
Months 97-105 / 18 Crosby Expiration Date	$251,770.55	$3,021,246.64**

* Tenant shall be responsible for the payment of Base Rent to Landlord with respect to only a portion of the 18 Crosby Premises being comprised of approximately 26,500 rentable square feet for the period of time beginning as of Month 1 and ending on Month 9. Thereafter, Tenant shall be responsible for the payment of Base Rent to Landlord with respect to the entire 18 Crosby Premises in accordance with all terms and conditions contained herein. Notwithstanding the foregoing, during the entire term of the Lease with respect to the 18 Crosby Premises, including such period of time from Month 1 through Month 9 with respect to the 18 Crosby Premises, as applicable, Tenant shall be responsible for the payment of any and all Additional Rent (as hereinafter defined) during such period of time, including, without limitation, charges for electricity as set forth herein.

**Annualized figure.

ADDITIONAL RENT:

Any monies (including electricity charges and Tenant’s Proportionate Share of (i) Operating Costs and (ii) Real Estate Taxes with respect to the Building (as hereinafter defined) and the Office Park, as applicable) which Landlord is authorized to collect from Tenant under this Lease which are not included in Base Rent. Triple Net (NNN) Lease (See Section 2.5).

SECURITY DEPOSIT:

Three (3) months’ average Base Rent of the 18 Crosby Premises and the 14 Crosby Premises = $918,815.78, to be provided in the form of a Letter of Credit in accordance with the terms and conditions of Section

8.1.2, subject to bum down to $500,000.00 in accordance with all terms and conditions of Section 8.1.3.
OPTION TO EXTEND:

In accordance with and subject to the provisions of Section 8.15 of this Lease, Tenant shall have two (2) successive five (5) year option periods to extend this Lease with respect to the entire Premises by providing no more than eighteen (18) months, and not less than twelve (12) months prior written notice to Landlord before the expiration of the then current Term. The annual Base Rent for each renewal period with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, shall be determined pursuant to and in accordance with Section 8.15 of this Lease.

RIGHT OF FIRST OFFER:

In accordance with and subject to the provisions of Section 8.17 of this Lease, in the event that Landlord, in Landlord’s sole and unfettered discretion, elects to expand the 18 Crosby Building, then Tenant shall have the one-time right of first offer to expand the 18 Crosby Premises by leasing at least 50,000 rentable square feet of space in the 18 Crosby Building, but no more than 70,000 rentable square feet of space in the 18 Crosby Building, subject to the Town of Bedford’s approval of the site plan and subject to Landlord’s receipt of all necessary permits, approvals, and the like.

PARKING:

Subject to all terms and conditions set forth in Section 8.2 of this Lease, for no additional charge, Tenant shall have the right to use on a first come, first served basis, (i) with respect to the 18 Crosby Premises, two (2) unreserved parking spaces on site for every 1,000 rentable square feet of the 18 Crosby Premises (one hundred six (106) spaces based on approximately 53,000 rentable square feet), and (ii) with respect to the 14 Crosby Premises, three (3) unreserved parking spaces on site for every 1,000 rentable square feet of the 14 Crosby Premises (ninety-eight (98) spaces based on approximately 32,770 rentable square feet).
BUSINESS DAYS:

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday observed by the Commonwealth of Massachusetts or any other Building holiday so designated by Landlord. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.

PERMITTED USE:

(i) With respect to the 14 Crosby Premises, general office use, and (ii) with respect to the 18 Crosby Premises, general office use, as well as laboratory, commercial manufacturing, biopharmaceutical cGMP, and warehouse usage, and otherwise in accordance with and subject to any and all Laws, including, without limitation, any and all local and municipal ordinances, rules, regulations and the like. Tenant shall not use or permit the Premises, as applicable, to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

GENERAL LIABILITY INSURANCE: BODILY INJURY & PROPERTY DAMAGE:	$5,000,000 per occurrence $5,000,000 Aggregate

1.2.	Exhibits. These are incorporated as a part of this Lease: EXHIBIT A---Site Plan

EXHIBIT B---Floor Plan

EXHIBIT C---18 Crosby Scope of Work

EXHIBIT D---Landlord’s Services

EXHIBIT E---Rider

EXHIBIT F---Rules and Regulations

EXHIBIT G---Payment of Operating Costs and Real Estate Taxes

EXHIBIT H--- Environmental Questionnaire

EXHIBIT !---Generator Area(s)

SCHEDULE 2.2.1---Fumiture

SCHEDULE 4.1.1-Schedule 4.1.1 Work

ARTICLE II.

PREMISES, TERM AND RENT

2.1.The Premises: With respect to the 18 Crosby Premises, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 18 Crosby Premises, as shown on the Tenant’s Floor Plan attached as Exhibit B hereto, which consists of the entire Building. With respect to the 14 Crosby Premises, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 14 Crosby Premises, as shown on the Tenant’s Floor Plan attached as Exhibit B hereto, excluding, as applicable, exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, the central atrium, the the 14 Crosby Building’ roofs and/or roofdecks, and pipe, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the 14 Crosby Building, and if the 14 Crosby Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobby and toilets located outside of the 14 Crosby Premises on such floor. The term “Building” means the 18 Crosby Building and the 14 Crosby Building, collectively, each of which are erected on the Lot, and the term “Lot” means all, and also any part of, the lands owned by the Landlord on which the Building is located plus any additions thereto resulting from the change of any abutting street line. The “Office Park” shall mean the land and improvements, including, without limitation all buildings or properties located on the Lot, and any and all common areas included in connection therewith. “Property” means the Building and Lot.

2.2.1. Furniture. Landlord acknowledges that Tenant may use certain furniture, equipment, and/or other items either owned by the previous tenant and/or occupants of the 14 Crosby Premises (as shown on Schedule 2.2.1 attached hereto and incorporated herein by this reference, the “14 Crosby Premises Furniture”). Landlord acknowledges and agrees that Tenant shall be entitled to own, use, maintain, and may dispose of the 14 Crosby Premises Furniture at its own discretion. Tenant acknowledges and agrees that Landlord shall not be liable for any repair, maintenance, replacement or other cost or expenses associated with such 14 Crosby Premises Furniture. Tenant shall release Landlord from any and all liability, damages, costs and expenses in connection with said 14 Crosby Premises Furniture. It is hereby understood and agreed that Landlord makes no representations or warranties, express, implied, or otherwise, in connection with such 14 Crosby Premises Furniture, and Tenant shall remove the 14 Crosby Premises Furniture on the expiration date hereof or such earlier termination of the Lease.

In addition, on or prior to January 31, 2022, Landlord and Tenant shall jointly select furniture, fixtures, equipment and other property from the 18 Crosby Building for Tenant’s use in the 18 Crosby Premises (the “18 Crosby Premises Furniture”), and Landlord shall provide Tenant a list of the selected and finalized 18 Crosby Premises Furniture prior to the 18 Crosby Commencement Date. Landlord acknowledges and agrees that Tenant shall be entitled to own, use, maintain, and may dispose of the 18 Crosby Premises Furniture at its own discretion. Tenant acknowledges and agrees that Landlord shall not be liable for any repair, maintenance, replacement or other cost or expenses associated with such 18 Crosby Premises Furniture. Tenant shall release Landlord from any and all liability, damages, costs and expenses in connection with said 18 Crosby Premises Furniture. It is hereby understood and agreed that Landlord makes no representations or warranties, express, implied, or otherwise, in connection with such 18 Crosby Premises Furniture, and Tenant shall remove the 18 Crosby Premises Furniture on the expiration date hereof or such earlier termination of the Lease.

2.2.Rights to Use Common Facilities: Subject to the Building’s and the Office Park’s rules and regulations set forth on Exhibit F hereto, and all other applicable provisions herein, Tenant shall have, as appurtenant to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, rights to use in common, subject to reasonable rules of general applicability, of which Tenant is given prior written notice the following (as applicable): (a) the common lobbies, corridors, stairways and elevators of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and loading docks necessary for access and egress to and from the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, (d) the parking lot, to the extent and in the location designated by Landlord herein, (e) the cafeteria located in the Office Park, so long as Landlord continues to offer Tenant use of a cafeteria at the Office Park, which offering Landlord may modify or cancel at any time at its sole discretion, and (f) subject to Section 2.2.1 below, the Fitness Center (as hereinafter defined) located in the Office Park.

2.2.1.Fitness Center. So long as Landlord continues to offer Tenant use of the fitness center located in the Office Park (the “Fitness Center”), which offering Landlord may modify or cancel at any time at its sole discretion, Tenant hereby covenants that Tenant’s employees shall not enter or use the Fitness Center without first delivering to Landlord a fully executed copy of the release form set forth on the Rider attached hereto as Exhibit E (the “Fitness Center Release”). Tenant shall defend, indemnify and save harmless, Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of unauthorized entry or use of the Fitness Center by Tenant’s employees.

2.3.Landlord’s Reservations: Landlord reserves the right from time to time, upon prior reasonable notice to the Tenant, without unreasonable interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility (including parking areas) located within the Building or the Office Park. Notwithstanding the foregoing, Landlord reserves the right to enter the Premises at any time in case of emergency.

2.4.Term. Tenant shall have and hold the 14 Crosby Premises for a period commencing on the 14 Crosby Commencement Date and ending on the 14 Crosby Expiration Date, unless (y) sooner terminated as provided in Section 6.1 or Article VII herein or (z) extended in accordance with Section 8.15 herein. Tenant shall have and hold the 18 Crosby Premises for a period commencing on 18 Crosby Commencement Date and ending on the 18 Crosby Expiration Date, unless (y) sooner terminated as provided in Section 6.1 or Article VII herein or (z) extended in accordance with Section 8.15 herein. For the avoidance of doubt, if the 18 Crosby Commencement Date and/or the 14 Crosby Commencement Date, as applicable, occur(s) on a date other than the first (1st) day of a calendar month, then Base Rent for such partial calendar month with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, shall be pro-rated through the final day of such calendar month, and for subsequent months Base Rent with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, shall commence on the first (1st day of each calendar month, all in accordance with the Base Rent table set forth in Section 1.1 of this Lease.

2.4.1.Tenant Delays. For the purposes of this Lease, “Tenant Delays” shall mean any delay in the completion of the Landlord’s 18 Crosby Work (as hereinafter defined) which occurs directly as a result of (a) delay by Tenant or any person employed by Tenant in delivery to Landlord of any plans, design work, detailed drawings or a request for approval, (b) Tenant’s request for changes to the 18 Crosby Scope of Work listed in Exhibit C (notwithstanding Landlord’s approval of such changes), (c) delays in performance by Tenant or any person employed or engaged by Tenant, which cause delays in the completion of any work to be done by Landlord or which otherwise delay the completion of the Landlord’s 18 Crosby Work, (d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees, (e) any delay in the performance of the Landlord’s 18 Crosby Work caused by Tenant’s interference therewith in performing the Landlord’s 18 Crosby Work, or (f) any delay in the performance of the Landlord’s 18 Crosby Work resulting from Tenant’s request that Landlord delay the performance of such work. Landlord shall notify Tenant within a reasonable time of any action or circumstance that constitutes Tenant Delays. Tenant shall have three (3) Business Days from receipt of such notice to cure, cease or mitigate the effects of such Tenant Delays.

2.4.2.In the event of Tenant Delays, then the date of completion of the Landlord’s 18 Crosby Work will be deemed to be that date determined by Landlord, in the reasonable exercise of its judgment, on which the completion of the Landlord’s 18 Crosby Work would have occurred but for the Tenant Delays herein referred to.

2.4.3.Force Majeure. For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to lockouts, labor disputes, strikes, acts of God, shortages of labor, or materials or reasonable substitutes therefore, delivery and/or supply chain issues, war, terrorist acts, terrorism, pandemics, inability to obtain services, governmental actions, civil disturbances, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the performing party. Notwithstanding anything to contrary contained in this Lease, any Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however (i) in no event shall financial inability be deemed to be or be a cause of a Force Majeure, and (ii) in no event shall any Force Majeure in any way affect, reduce or abate the obligation of Tenant timely to pay all Rent and other charges payable by Tenant pursuant to the terms of this Lease.

2.4.4.Notwithstanding anything to the contrary contained herein, (i) with respect to the 14 Crosby Premises, in no event shall the 14 Crosby Commencement Date be deemed to be a date later than May 1, 2022, and (ii) with respect to the 18 Crosby Premises, in no event shall the 18 Crosby Commencement Date be deemed to be a date later than June 1, 2022.

2.5.Rent: Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building, the Office

Park and the Property, and Tenant’s operation therefrom except as expressly described herein. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as expressly set forth herein.

Commencing on the 18 Crosby Commencement Date and/or the 14 Crosby Commencement Date, as applicable, Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent due for the term with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, in accordance with Section 1.1 herein. In addition to the Base Rent, Tenant shall pay to Landlord, unless expressly set forth in this Lease, Additional Rent (defined below) due for the term with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, including Tenant’s Proportionate Share of the Operating Costs and Real Estate Taxes with respect to the Building and the Office Park, as applicable, listed in Exhibit G attached hereto (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes, inheritance taxes, franchise taxes, capital levy, transfer taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first (1st day of each calendar month without notice or demand. Notwithstanding anything to the contrary contained herein, unless otherwise expressly authorized by written notice from Landlord to Tenant, any and all payments for Base Rent, Additional Rent, and other charges, sums, fees, costs and/or expenses to be paid by Tenant shall be paid to Landlord through the electronic payment or electronic funds transfer system reasonably selected by Landlord (the “Electronic Payment System”). Landlord may, at any time and from time to time, reasonably change any such Electronic Payment System upon sixty (60) days prior written notice to Tenant. For the purposes of clarity and notwithstanding any such Landlord notice requirement in connection with the previous sentence, Tenant hereby agrees to timely pay to Landlord all Base Rent, Additional Rent, and other charges, sums, fees, costs and/or expenses in accordance with the terms and conditions of the Lease.

2.5.1.Tenant waives all rights (i) to any abatement, suspension, deferment or reduction of or from Rent, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437

Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.

2.6.Operating Costs and Real Estate Taxes with Respect to the Building and Office Park. In addition to Base Rent, Tenant shall pay Tenant’s Proportionate Share of Real Estate Taxes and Operating Costs with respect to the Building and the Office Park, as applicable, in accordance with Exhibit G of this Lease. All of such charges, costs and expenses shall constitute Rent, and upon the failure of Tenant to pay any such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent.

2.7.Utilities; Electricity:

Tenant Provided Services and Utilities with Respect to the 18 Crosby Premises: Except as otherwise expressly set forth herein, Tenant will be responsible, at Tenant’s sole cost and expense, for the furnishing of all services and utilities to the 18 Crosby Premises, including without limitation electricity, water, telephone,janitorial and 18 Crosby Premises security services. Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the 18 Crosby Premises, all in compliance with Laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be provided by a janitorial service approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (Landlord shall provide Tenant with a list of approved vendors upon Tenant’s request). The janitorial and cleaning of the 18 Crosby Premises shall be adequate to maintain the 18 Crosby Premises in a manner consistent with comparable buildings. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the 18 Crosby Premises, together with any fees, surcharges and taxes thereon, whether part of Operating Costs or as provided under this Section. Tenant shall pay all costs and expenses for all utilities serving the 18 Crosby Premises directly to the applicable service provider, or to Landlord, as applicable and as requested. Tenant’s use of electricity and any other utility serving the 18 Crosby Premises shall never exceed the capacity of the feeders to the Property and shall otherwise be in accordance with Law. It is understood and agreed that Landlord shall not be liable for any interruption or failure in the supply of electricity or other utilities to the 18 Crosby Premises.

Electricity with Respect to the 14 Crosby Premise: Electricity shall be distributed to the 14 Crosby Premises by the electric utility company selected by Landlord to provide electricity service for the 14 Crosby Building by way of a separate meter or check-meter installed by Landlord at Landlord’s cost, and Tenant shall promptly pay all bills and charges for electricity furnished to the 14 Crosby Premises directly to the rendering utility company or to Landlord, as required and requested, when due; and Landlord shall permit Tenant’s wires and conduits, to the extent available, suitable and safely capable, to be used for such distribution. It is understood and agreed that Landlord shall not be liable for any interruption or failure in the supply of electricity or any other utilities to the 14 Crosby Premises. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the 14 Crosby Building standard usage, per square foot, as reasonably determined by Landlord, based upon the 14 Crosby Building standard electrical design load.

2.8.Accounting Periods: Landlord shall have the right from time to time to change the periods of accounting under Section 2.6 to any annual period other than a calendar or fiscal year, and upon any such change all items referred to in this Section 2.8 shall be appropriately apportioned (in no event shall this increase Tenant’s financial liability or decrease Tenant’s rights hereunder). In all Landlord’s Statements rendered under this Section 2.8, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s estimate, and with respect thereto Landlord shall render promptly after determination of a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto.

2.9.Interest on Late Payment: Except as otherwise provided herein, all payments of Annual Base Rent and Additional Rent shall be made payable to Landlord, at Landlord’s Address, or to such other person as Landlord may from time to time designate. If any installment of Base Rent or Additional Rent is paid more than five (5) Business Days after the due date thereof, the same at Landlord’s election, it shall bear interest at a rate equal to the United States prime commercial rate from time to time established by Bank of America, N.A., or if such prime rate is unavailable, a major national bank, plus 4% per annum from such due date, not to exceed a total of twelve percent (12%) per annum, which interest shall be immediately due and payable as further Additional Rent. An administrative fee of Two Hundred and 00/100 Dollars ($200) shall also be paid by Tenant to Landlord for each monthly payment of Base Rent paid more than five (5) Business Days after the same is due and payable.

ARTICLE III.

CONDITION OF PREMISES

3.1.Condition of Premises.   EXCEPT FOR THE LANDLORD’S 18 CROSBY WORK, THE PREMISES SHALL BE DELIVERED TO, AND ACCEPTED BY, TENANT IN ITS EXISTING “AS-IS” CONDITION AND LANDLORD SHALL HAVE NO OBLIGATION TO MAKE ANY IMPROVEMENTS THERETO. LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAK.ING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT (A) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AND THE PROPERTY AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED, (B) ACCEPTS THE PREMISES, BUILDING AND PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION, (C) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, AND (D) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

3.2.Landlord’s 18 Crosby Work. Subject to delays due to Force Majeure and any Tenant Delays, Landlord shall submit for purchase the HVAC units referenced in Exhibit C on or before January 1, 2022 and use commercially reasonable efforts to complete the HVAC work referenced in Exhibit C on or before June 1, 2022 (the “Landlord’s 18 Crosby Work”). Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations during Landlord’s construction and performance of the Landlord’s 18 Crosby Work, but there shall be no diminution or abatement of Base Rent or Additional Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations thereunder reduced, and Landlord shall have no responsibility or liability of any inconvenience or disruption to Tenant’s business. Any increase in costs and expenses caused by changes to the description of the Landlord’s 18 Crosby Work as a result of any request by Tenant, subject to Landlord’s approval in Landlord’s reasonable discretion, shall be borne solely by Tenant, provided Landlord has advised Tenant of the increased cost and Tenant has approved such costs in writing in connection with Tenant’s request for such change order. Any such cost increase shall be due and payable by Tenant, as Additional Rent, within ten (10) days of Tenant’s receipt of Landlord’s invoice therefor. Tenant acknowledges and agrees that, with the exception of Landlord’s 18 Crosby Work, Tenant is accepting the Building and the Premises in their “as is” condition and Landlord shall not be obligated to construct any improvements on behalf of Tenant. It is specifically understood and agreed that, with the exception of Landlord’s 18 Crosby Work, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Buildings, or any part thereof, or, except as hereinafter specifically set forth, to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as expressly set forth herein. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation as to the condition or the suitability of the Property or Premises for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the Premises. All telephone and data wiring shall not be part of Landlord’s 18 Crosby Work and shall be paid for and installed by Tenant. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby acknowledge and agree that the Landlord’s 18 Crosby Work shall be Landlord’s personal property for all purposes and, upon the expiration or earlier termination of this Lease, Landlord shall retain all such Landlord’s 18 Crosby Work, and any and all such Landlord’s 18 Crosby Work shall not be removed at any time, whether during or after the term of this Lease.

On or before April 30, 2024, Tenant may provide Landlord written notice requesting that Landlord upgrade the electric service at the 18 Crosby Building to 3000 AMP, 480 Volt Service, and Landlord shall perform such work at Landlord’s sole cost and expense. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations during Landlord’s performance of such work, but there shall be no diminution or abatement of Base Rent or Additional Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations thereunder reduced, and Landlord shall have no responsibility or liability of any inconvenience or disruption to Tenant’s business.

3.2.1.Tenant’s Work. Subject to the terms of this Section 3.2.1, other applicable provisions of this Lease and Landlord’s consent, which consent shall not be unreasonably withheld, delayed or conditioned, Tenant may engage its own architects, engineers, consultants, general contractor and subcontractors to perform certain commercially reasonable improvements to (i) the 18 Crosby Premises (the “18 Crosby Tenant lmprovements”) and (ii) the 14 Crosby Premises (the “14 Crosby Tenant Improvements, and together with the 18 Crosby Tenant Improvements, the “Tenant Improvements”) in accordance with plans and specifications first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Tenant’s 18 Crosby Work” and the “Tenant’s 14 Crosby Work”, respectively, and collectively, the “Tenant's Work”). The entire Tenant’s Work shall be performed in a good and workmanlike manner and in compliance with all applicable laws, and Tenant and Tenant’s architects, engineers, consultants, general contractor and subcontractors shall perform such Tenant’s Work in compliance with all reasonable rules and regulations adopted by Landlord from time to time. The Tenant’s 18 Crosby Work and the Tenant’s 14 Crosby Work, as applicable, shall each be deemed to be “Substantially Complete” with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, on the date that all of the Tenant’s 18 Crosby Work or the Tenant’s 14 Crosby Work, as applicable, has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the 18 Crosby Premises or the 14 Crosby Premises, as applicable, and which can be completed or remedied after Tenant takes possession of the 18 Crosby Premises or the 14 Crosby Premises, as applicable, without causing material interference to Tenant’s use and occupancy of the 18 Crosby Premises or the 14 Crosby Premises, as applicable. Tenant shall obtain a certificate of occupancy with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, as issued by the applicable governing authority, and shall deliver such certificate of occupancy with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, to Landlord once received. As part of any such Tenant’s Work, Tenant shall use commercially reasonable efforts to minimize noise and/or odors being transmitted outside the 18 Crosby Premises and the 14 Crosby Premises. Prior to commencing any such Tenant’s Work, Tenant shall deliver to Landlord any such plans and obtain Landlord’s approval of the same. Landlord’s approval of such plans shall not be unreasonably withheld or delayed. Before commencing any such Tenant’s Work, Tenant shall (a) obtain (and deliver to Landlord copies of) all required permits and authorizations of any state, federal or municipal governing body for such work, and (b) deliver to Landlord certificates (in form reasonably acceptable to Landlord) evidencing the following insurance coverages from each contractor and subcontractor: (i) worker’s compensation insurance covering all persons to be employed in the performance of the Tenant’s Work, (ii) commercial general liability insurance on a primary and non-contributory basis with a limit of liability approved by Landlord, and with contractual liability coverage, naming Landlord, Landlord’s managing agent, Landlord’s property manager and any designated mortgagee of the 18 Crosby Building and 14 Crosby Building as additional insureds, and (iii) builders risk insurance for the full value of the Tenant’s Work performed by such contractor and subcontractor.

(a)Any reasonable out-of-pocket expenses incurred by Landlord in connection with Landlord’s review of any such plans and inspection of any such Tenant’s Work, including outside experts retained by Landlord for that purpose, shall be included in the 18 Crosby TI Allowance or the 14 Crosby TI Allowance (as each term is hereinafter defined), as applicable. Landlord’s consent to the Tenant’s Work and Landlord’s approval of any such plans shall be without liability to or recourse against Landlord, shall not release Tenant from its obligations to comply strictly with the provisions of this Lease, and shall not constitute any representation or warranty by Landlord regarding the adequacy for any purpose of the Tenant’s Work or any such plans or their compliance with applicable law, and shall not relieve Tenant from obtaining Landlord’s express written approval to revisions thereto. Promptly after Substantial Completion of the Tenant’s 18 Crosby Work and the Tenant’s 14 Crosby Work, as applicable, with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, Tenant shall, at Tenant’s expense, obtain and deliver to Landlord copies of all sign-offs, letters of completion, approvals and certificates of any government authority required upon the completion of the Tenant’s 18 Crosby Work and the Tenant’s 14 Crosby Work, as applicable (including any required amendments to the certificate of occupancy for the 18 Crosby Premises, 14 Crosby Premises, 18 Crosby Building and/or the 14 Crosby Building) and “as-built” plans and specifications for the Tenant’s Work prepared as reasonably required by Landlord.

(b)If, in connection with any such Tenant’s Work or any other act or omission of Tenant or Tenant’s employees, agents or contractors, a mechanic’s lien, financing statement or other lien or violation of any applicable law, is filed against Landlord or all or any part of the 18 Crosby Building, 14 Crosby Building or Property, Tenant shall, at Tenant’s expense, have such lien removed by bonding or otherwise within thirty (30) days after Tenant receives notice of the filing.

(c)All construction managers, contractors and subcontractors performing work for which a license is required by applicable laws, shall be licensed by the appropriate government authorities and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord’s approval of such construction managers, contractors and subcontractors shall be without liability to or recourse against Landlord, shall not release Tenant from its obligations to comply strictly with the provisions of this Lease, shall not constitute any warranty by Landlord regarding the adequacy, professionalism, competence or experience of the approved construction manager, contractor, or subcontractor, and shall not relieve Tenant from obtaining Landlord’s express prior written approval if Tenant seeks to employ any other or additional construction manager, contractor or subcontractor. Promptly following Substantial Completion of the Tenant’s 18 Crosby Work and the Tenant’s 14 Crosby Work, as applicable, with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, Tenant shall furnish to Landlord lien waivers and releases, in form reasonably satisfactory to Landlord, from all construction managers, contractors, subcontractors, and materialmen furnishing work, services or materials in connection with such Tenant’s Work.

(d)At Tenant’s request, Landlord shall join in any applications for any authorizations required from any government authority in connection with any such Tenant’s Work to which Landlord has consented, and otherwise cooperate with Tenant in connection with any such Tenant’s Work, but Landlord shall not be obligated to incur any expense or obligation in connection with any such applications or cooperation.

(e)Tenant shall not place a load on any floor of the 18 Crosby Premises or the 14 Crosby Premises exceeding the floor load per square foot which the floor was designed to carry and which is allowed by any applicable laws.

(f)Tenant shall be liable for any damage caused to any part of the 18 Crosby Building or the 14 Crosby Building, including its fixtures and equipment, arising from, or as a result of, any such Tenant’s Work and/or its installation and/or removal of its signs. If Tenant performs with Landlord’s approval any work on the roof of the 18 Crosby Building or the 14 Crosby Building (for example, in connection with repair, maintenance, or installation of any air conditioning system), Tenant shall use only a contractor reasonably approved by Landlord for such work and shall not do or cause anything to be done which would invalidate Landlord’s then effective roof guaranty for the 18 Crosby Building or 14 Crosby Building. Tenant shall also be responsible for promptly repairing (including any necessary replacement) any damage to the roof or the 18 Crosby Building or the 14 Crosby Building caused by such work; provided that Landlord may, at its option, effect any such repair or replacement, in which event Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within fifteen (15) days after Tenant is billed therefor.

(g)For the purposes of clarity, and notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove any 18 Crosby Tenant Improvements upon the 18

Crosby Expiration Date or sooner termination of this Lease, and Landlord and Tenant hereby acknowledge and agree that any and all such 18 Crosby Tenant Improvements shall remain with the Premises and shall be deemed to be Landlord’s property upon the 18 Crosby Expiration Date or sooner termination of this Lease.

(h)Any increase in costs and expenses caused by changes to the description of any such Tenant’s Work as a result of any request by Tenant, subject to Landlord’s approval in Landlord’s sole discretion, shall be borne solely by Tenant.

(i)18 Crosby Tenant Improvement Allowance. Landlord shall pay up to a maximum contribution of Four Million Two Hundred Forty Thousand and 00/100 Dollars ($4,240,000.00) (the “18 Crosby TI Allowance”) towards the Tenant’s 18 Crosby Work. Notwithstanding anything contained herein to the contrary, Tenant shall be solely responsible for any costs in excess of the 18 Crosby TI Allowance and shall pay for any out-of-pocket costs in excess of the 18 Crosby TI Allowance expended by Landlord for the Tenant’s 18 Crosby Work. Notwithstanding the foregoing, Tenant may, in its discretion, elect to (i) apply the entire 18 Crosby TI Allowance toward hard costs associated with the Tenant’s 18 Crosby Work, or (b) apply up to a maximum of Eight Hundred Forty-Eight Thousand and 00/100 Dollars ($848,000.00) towards costs and expenses associated with (i) lab case work (lab tables, sinks, build-in cabinets and benches, etc.: https://www.labtech upplyco.com/what-is-laboratory-casework/), (ii) architectural and engineers fees, (iii) data/telecom wiring and cabling, (iv) furniture, fixtures and equipment, (v) security, and (vi) other soft costs in connection with the Tenant’s 18 Crosby Work, and use such remaining amount of the 18 Crosby TI Allowance on hard costs and expenses associated with the Tenant’s 18 Crosby Work, such total amount not to exceed the 18 Crosby TI Allowance. Tenant shall also be required to pay a project management fee to Jumbo Capital Incorporated, in an amount not to exceed two and one-half percent (2.5%) of the total cost of the Tenant’s 18 Crosby Work, which fee shall be incorporated into the 18 Crosby TI Allowance. Any portion of the 18 Crosby TI Allowance that exceeds the cost of the Tenant’s 18 Crosby Work or is otherwise remaining after the date that is nine (9) months after the 18 Crosby Commencement Date shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

(j)14 Crosby Tenant Improvement Allowance. Landlord shall pay up to a maximum contribution of One Million Nine Hundred Sixty-Six Thousand Two Hundred and 00/100 Dollars ($1,966,200.00) (the “14 Crosby TI Allowance”) towards the Tenant’s 14 Crosby Work. Notwithstanding anything contained herein to the contrary, Tenant shall be solely responsible for any costs in excess of the 14 Crosby TI Allowance and shall pay for any out-of-pocket costs in excess of the 14 Crosby TI Allowance expended by Landlord for the Tenant’s 14 Crosby Work. Tenant shall also be required to pay a project management fee to Jumbo Capital Incorporated, in an amount not to exceed (i) three percent (3%) of the total cost of the Tenant’s 14 Crosby Work if Jumbo Capital Incorporated’s affiliate, Surus, is elected by Tenant as the projected manager for the Tenant’s 14 Crosby Work, and (ii) two percent (2%) of the total cost of the Tenant’s 14 Crosby Work if Surus is not elected by Tenant as the project manager for the Tenant’s 14 Crosby Work. If any portion of the 14 Crosby TI Allowance exceeds the cost of the Tenant’s 14 Crosby Work or is otherwise remaining after the date that is nine (9) months after the 18 Crosby Commencement Date, then Tenant may allocate up to fifty percent (50%) of any such excess of the 14 Crosby TI Allowance (the “Excess 14 Crosby Tl Allowance”) toward the cost of the Tenant’s 18 Crosby Work, and such amount will be added to the 18 Crosby TI Allowance.

(k)Landlord’s Plans Contribution. Landlord shall contribute Six Thousand Three Hundred Sixty and 00/100 Dollars ($6,360.00) (i.e., $0.12 per rentable square foot of the 18 Crosby Premises) (the “Landlord’ Plan Contribution”) towards the cost of any such plans created in connection with the Tenant’s 18 Crosby Work, such amount to be included as a part of, and deducted from, the 18 Crosby TI Allowance. Landlord shall reimburse Tenant for Landlord’s Plans Contribution within thirty (30) days after Tenant has delivered to Landlord an invoice for the services rendered, and such other documentation as reasonably requested by Landlord.

(1)Payment of 18 Crosby TI Allowance. Provided Tenant has delivered to Landlord documentation detailing the applicable costs, including, without limitation, invoices, bills statements for the work completed or services rendered, and the materials and supplies used, and such other documentation as reasonably requested by Landlord, then Landlord shall make payment directly to Tenant within a commercially reasonable time period after Landlord’s receipt of such written request by Tenant and Landlord’s receipt of such documentation that portion of the 18 Crosby TI Allowance as outlined therein; provided, however, that if the total or estimated cost for the performance of the Tenant’s 18 Crosby Work will likely exceed the 18 Crosby TI Allowance, as reasonably determined by Landlord and Tenant, then Landlord, within a commercially reasonable time period, shall make such payment to Tenant directly for any portion of the Tenant’s 18 Crosby Work cost actually paid by Tenant on a pro rata basis, calculated according to the 18 Crosby TI Allowance, plus the Additional TIA (as defined below) and the Excess 14 Crosby TI Allowance, versus the total cost and full scope budget for performance of the Tenant’s 18 Crosby Work, which total cost and full scope budget shall be provided by Tenant to Landlord on or prior to the date of execution of this Lease. For the purposes of clarity and by way of an example, if the total cost and full scope budget provided by Tenant shows a total cost of the Tenant’s 18 Crosby Work equal to $8,480,000.00 (i.e., $160.00 per the rentable square feet of the 18 Crosby Premises of 53,000), and Tenant utilizes the maximum amount of the Additional TIA (equal to $2,120,000.00) and the Excess 14 Crosby TI Allowance (equal to $983,100.00), then Landlord shall only be responsible for the payment of Eighty-Six and Six-Tenths percent (86.6%) of the cost of any such invoice or request for payment made by Tenant ($7,343,100 / $8,480,000.00 = 866* 100 = 86.6%). Any such contractor shall issue two (2) invoices, one with respect to Tenant’s share of such invoice, and one with respect to Landlord’s share of such invoice.

(m)Payment of 14 Crosby TI Allowance. Provided Tenant has delivered to Landlord documentation detailing the applicable costs, including, without limitation, invoices, bills statements for the work completed or services rendered, and the materials and supplies used, and such other documentation as reasonably requested by Landlord, then Landlord shall make payment directly to Tenant within a commercially reasonable time period after Landlord’s receipt of such written request by Tenant and Landlord’s receipt of such documentation that portion of the 14 Crosby TI Allowance as outlined therein; provided, however, that if the total or estimated cost for the performance of the Tenant’s 14 Crosby Work will likely exceed the 14 Crosby TI Allowance, as reasonably determined by Landlord and Tenant, then Landlord, within a commercially reasonable time period, shall make such payment to Tenant directly for any portion of the Tenant’s 14 Crosby Work cost actually paid by Tenant on a pro rata basis, calculated according to the 14 Crosby TI Allowance versus the total cost and full scope budget for performance of the Tenant’s 14 Crosby Work, which total cost and full scope budget shall be provided by Tenant to Landlord on or prior to the date of execution of this Lease. Any such contractor shall issue two (2) invoices, one with respect to Tenant’s share of such invoice, and one with respect to Landlord’s share of such invoice.

(n)Additional TIA. Within six (6) months following the execution of this Lease, Tenant may send Landlord a written request for up to an additional $40/RSF of the 18 Crosby Premises (i.e., an additional $2,120,000.00) (the “Additional TIA”), which Additional TIA must be used by Tenant in connection with the Tenant’s 18 Crosby Work. In the event that Tenant timely requests such Additional TIA, then (i) effective upon such timely request, the Base Rent with respect to the 18 Crosby Premises shall be increased by the amount necessary to fully amortize the Additional TIA in equal monthly payments with interest at a rate of eight percent (8%) per annum over the period from such request to the scheduled expiration date with respect to the 18 Crosby Premises, and (ii) Landlord and Tenant shall promptly execute a written instrument confirming the increased Base Rent with respect to the 18 Crosby Premises as a result hereunder in order to confirm the same. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby acknowledge and agree that, prior to Tenant sending to Landlord such written request for the Additional TIA, Tenant shall have used the entirety of the Excess 14 Crosby TI Allowance toward the cost of the Tenant’s 18 Crosby Work.

3.3.Access. Subject to Section 5.10 herein, and other applicable provisions herein, Tenant shall have access to the Building and Premises twenty-four hours per day, seven days per week.

3.4.Alterations and Additions: This Section 3.4 shall apply before and during the Term. With respect to the 18 Crosby Premises, Tenant shall not make any alterations or additions to the 18 Crosby Premises or any 18 Crosby Building systems which (a) are structural in nature or (b) equal or exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in cost except in accordance with plans and specifications first approved by Landlord in writing, which approval may be given or withheld for any reason, or for no reason. With respect to the 14 Crosby Premises, Tenant shall not make any alterations or additions to the 14 Crosby Premises or any 14 Crosby Building systems which (a) are structural in nature or (b) equal or exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in cost except in accordance with plans and specifications first approved by Landlord in writing, which approval may be given or withheld for any reason, or for no reason. With respect to the 18 Crosby Premises, Tenant shall not make any non-structural alterations or additions to the 18 Crosby Premises or any 18 Crosby Building systems costing less than $50,000.00 except in accordance with plans and specifications first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned, or delayed. With respect to the 14 Crosby Premises, Tenant shall not make any non-structural alterations or additions to the 14 Crosby Premises or any 14 Crosby Building systems costing less than $50,000.00 except in accordance with plans and specifications first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned, or delayed. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building or Office Park operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, such approval not to be unreasonably conditioned, withheld or delayed. Tenant, before its work is started shall: secure all licenses and permits necessary, deliver to Landlord a statement of the names of all its contractors and subcontractors and security reasonably satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of labor and material; and cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance with such limits no less than as stated in Section 1.1 hereof (all such insurance to be written in companies in good standing and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its subtenants or transferees. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within twenty (20) days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord. Tenant shall pay, as Additional Rent, 100% of any increase in Real Estate Taxes, on either the 18 Crosby Building and/or the 14 Crosby Building, as applicable, which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, made by Tenant. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans and specifications. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any alterations or additions equal to five percent (5%) of the cost of such alterations and additions. Upon completion, Tenant shall furnish “as-built” plans for the alterations and additions, completion affidavits and full and final waivers of lien. Landlord’s approval of an alteration or addition shall not be deemed a representation by Landlord that the alteration or addition complies with Law.

3.4.1Tenant’s Canopy Work. Tenant shall install, at Tenant’s sole cost and expense, a new canopy (the “Canopy”) on the exterior of the 18 Crosby Building (the “Canopy Work”) in accordance with (i) any and all applicable Laws, (ii) all terms and conditions of this Lease, and (iii) all plans and specifications approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The Canopy Work shall be performed by Tenant in a good and workman-like manner. Tenant shall, at its sole cost and expense, be solely responsible for any and all repair, maintenance and replacement costs related to or with respect to the Canopy, and Tenant shall defend, indemnify and save harmless, Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any work in connection with the Canopy. Notwithstanding anything to the contrary contained herein, provided that (i) such Canopy Work is complete and (ii) Tenant has delivered to Landlord documentation detailing the applicable costs, including, without limitation, invoices, bills, statements for the work completed or services rendered, and the materials and supplies used, and such other documentation as reasonably requested by Landlord (including, without limitation, any and all lien waivers and releases, in form reasonably satisfactory to Landlord, from all construction managers, contractors, subcontractors, and materialmen furnishing work, services or materials in connection with such Canopy Work), then Landlord shall make payment directly to Tenant within a commercially reasonable time period after Landlord’s receipt of such written request by Tenant and Landlord’s receipt of such documentation equal to the lesser of (i) Seventy-Five and 00/100 Dollars ($75,000.00) and (ii) twenty percent (20%) of the cost with respect to the initial Canopy Work.

Upon Tenant’s written notice to Landlord that the Canopy Work is complete, Landlord shall, within sixty (60) days following receipt of such notice, (i) provide bench seating by the Canopy and (ii) enhance the landscaping at the 14 Crosby Building (the “14 Crosby Landscaping Upgrades”); provided, however, that Landlord shall only be responsible to spend Fifty Thousand and 00/100 Dollars ($50,000.00) in connection with the 14 Crosby Landscaping Upgrades. In addition, and notwithstanding anything to the contrary contained herein, Landlord shall engage in procuring five (5) dual port EV stations within a commercially reasonable period of time following the execution of this Lease, provided, however, that Landlord shall not be responsible to install such EV stations by a certain date.

3.5.General Provisions Applicable to Construction: All construction work required or permitted by this Lease shall be done in a good and workmanlike manner, with materials comparable to the 18 Crosby Building and/or the 14 Crosby Building, as applicable, standard materials, and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the 18 Crosby Building and/or the 14 Crosby Building, as applicable. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

ARTICLE IV.

LANDLORD’S COVENANTS; INTERRUPTIONS AND DELAYS

4.1Landlord’s Covenants: Landlord covenants:

4.1.1.Roof, Exterior Wall, Floor Slab and Common Facility Repairs: With respect to the 18 Crosby Premises, except as otherwise provided in Article VI, that Landlord shall be responsible for repairs to the exterior walls and foundation of the 18 Crosby Building, the structural portions of the floors of the 18 Crosby Building, the common areas of the Office Park, as well as the initial replacement of the HVAC systems pursuant to and in accordance with Section 3.2 of this Lease, except to the extent that such repairs are required due to the acts and/or omissions of Tenant; provided, however, that if such repairs are due to the acts and/or omissions of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to all terms and conditions contained herein, Landlord may, but shall not be required to, enter the 18 Crosby Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the 18 Crosby Premises or to the Property or to any equipment located in the Property as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Notwithstanding anything to the contrary contained herein, Landlord shall perform the work listed on Schedule 4.1.1 attached hereto and incorporated herein by this reference (the “Schedule 4.1.1 Work”). Subject to delays due to Force Majeure and Tenant Delays, Landlord shall use commercially reasonable efforts to complete the Schedule 4.1.1 Work on or before August 1, 2022, provided, however, that Tenant shall not be entitled to any abatement, suspension, deferment or reduction of or from Rent in the event that Landlord fails to complete the Schedule 4.1.1 on or before August 1, 2022. Notwithstanding anything to the contrary contained herein, in the event that Landlord elects to hire JM Coull to perform the Schedule 4.1.1 Work, Landlord shall only be responsible to pay up to a maximum contribution of $130,500.00 (the “Schedule 4.1.1 Allowance”) towards the Schedule 4.1.1 Work. Notwithstanding anything contained herein to the contrary, Tenant shall be solely responsible for any costs in excess of the Schedule 4.1.1 Allowance in the event that Landlord elects to hire JM Coull to perform the Schedule 4.1.1 Work and Tenant shall pay for any out-of-pocket costs in excess of the Schedule 4.1.1 Allowance expended by Landlord for the Schedule 4.1.1 Work.

With respect to the 14 Crosby Premises, except as otherwise provided in Article VI, Landlord covenants to maintain the structure of the 14 Crosby Building, including without limitation the roof, footings, foundations, floor slabs, exterior walls and windows, all other structural elements of the 14 Crosby Building, all major 14 Crosby Building systems, life safety systems, all common heating, plumbing, electrical, air conditioning, elevators, mechanical and other fixtures and equipment and exterior, parking areas, and grounds of the 14 Crosby Building, in good, first class operating condition, normal wear and tear and damage by fire and other casualty only excepted, unless such maintenance is required because of any damage to the same caused by Tenant, its employees, agents, contractors or invitees, or those for whose conduct Tenant is legally responsible, which damage shall be repaired promptly by Tenant at its sole expense except to the extent covered by Landlord’s property insurance, and to provide the services described in Exhibit D to the 14 Crosby Building. Notwithstanding anything to the contrary contained here, following the 14 Crosby Commencement Date, Landlord shall enhance the landscaping at the 14 Crosby Building in the Spring or Summer of calendar year 2022 (the “Landscaping Enhancements”), such Landscaping Enhancements to be made in Landlord’s sole but reasonable discretion, and Landlord and Tenant hereby acknowledge and agree that Landlord shall only be responsible to spend up to a maximum amount of Twenty Thousand and 00/100 Dollars ($20,000.00) towards any such Landscaping Enhancements.

If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a commercially reasonable administrative charge.

4.1.2.Quiet Enjoyment: that Tenant, on paying the rent and performing the Tenant’s obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, subject to all the terms and provisions hereof.

4.2.Interruptions and Delays in Services and Repairs, Etc.: Except as otherwise contained herein, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Office Park however the necessity may occur. Except as otherwise contained herein, in case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control,

Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonably advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be reasonably necessary or required to comply with applicable codes, rules, or regulations.

Notwithstanding anything to the contrary contained in this Lease, if the 18 Crosby Premises or the 14 Crosby Premises, as applicable, or a material portion of the 18 Crosby Premises or the 14 Crosby Premises, as applicable, are made untenantable for a period in excess of ten (10) consecutive days as a result of a service failure that is within the control of Landlord to correct and such interruption was caused by Landlord’s negligence or willful misconduct, and Tenant is unable to use the 18 Crosby Premises or the 14 Crosby Premises, as applicable, for Tenant’s Permitted Use with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, as a result of such interruption, then Tenant, as its sole remedy, shall be entitled to receive a day-for-day abatement of Base Rent payable hereunder for the period commencing on the eleventh (11th) consecutive day of such untenantability and ending on the date on which such condition is remedied. If the entire 18 Crosby Premises or the 14 Crosby Premises, as applicable, have not been rendered untenantable by the service failure, the amount of abatement shall be equitably pro rated.

ARTICLE V.

TENANT’S COVENANTS

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1.Payments: To pay when due all Base Rent and Additional Rent.

5.2.Repair and Yield Up: Except as otherwise provided in Article VI and Section 4.1.1, to keep the Premises and all Building systems within the Premises in reasonably good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant’s negligence or misuse and not otherwise covered by Landlord’s property insurance pursuant to Section 5.7 below) and doors of the Premises whole and in reasonably good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of this Lease peaceably yield up the Premises and all alterations and additions thereto in reasonably good order, repair and condition, reasonable wear and tear excepted, unless removal of any such alterations and additions (including partitions) is previously agreed in writing by Landlord and Tenant at the time Landlord consents to such alteration (in the event Landlord’s consent is required), in which case all such alterations and additions shall be removed by Tenant, at Tenant’s sole cost and expense, and Tenant shall repair any damage caused by such removal and restore the Premises to the condition existing prior to installation of such alteration or addition, and leave the Premises clean and neat. Tenant further covenants to periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in reasonably good condition and repair, reasonable wear and tear excepted. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Without limitation, Tenant shall be responsible for electrical, plumbing, heating, ventilating and air-conditioning systems and equipment (“Tenant’s HVAC Equipment”) and other utility services serving the 18 Crosby Premises. Tenant shall maintain such systems in a commercially reasonable first-class condition and in accordance with any applicable manufacturer specifications relating to any particular component of such systems. Tenant shall secure, pay for, and keep in force contracts (“Service Contracts”) with qualified, experienced and reputable service companies reasonably approved by Landlord providing for the regular maintenance of such systems. Tenant shall maintain preventive maintenance records relating to the foregoing systems (“Preventative Maintenance Records”) in accordance with standards for first class office and research and development buildings. Tenant shall deliver a copy of all current Service Contracts to Landlord within ten (10) days after each such Service Contract is executed and shall deliver to Landlord a copy of the Preventative Maintenance Records once per year, if requested by Landlord.

Notwithstanding anything to the contrary contained herein, Tenant shall be responsible, at Tenant’s sole cost and expense, during the term for the operation, maintenance, repair, and replacement of any and all such systems serving the 18 Crosby Premises as of the date of this Lease, as well as any such system(s) installed by Tenant during the term of this Lease. Tenant shall also be responsible, at its sole cost and expense, for obtaining and maintaining any and all licenses, permits, and approvals required in connection with said systems. In connection with Tenant’s maintenance of said systems, Tenant shall contract with a third party reasonably acceptable to Landlord (pursuant to a contract in form and content reasonably acceptable to Landlord) for the maintenance of said system in accordance with best practices. Tenant and its agents, contractors, subcontractors, servants, employees, licensees or invitees shall use said systems in accordance with all terms and conditions of this Lease, all applicable Laws, and all applicable licenses, permits, and approvals required in connection with the operation and maintenance of such systems. Tenant shall properly clean, decommission and cease Tenant’s use of such systems on the expiration date or earlier termination of this Lease and shall release all licenses, permits and approvals obtained by Tenant in connection with such systems. Tenant agrees that the installation, operation, maintenance, repair and/or removal of any such systems shall be at its sole risk. Tenant shall indemnify and defend Landlord and the Landlord Indemnitees (as hereinafter defined) against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligent act or omission or willful misconduct of Landlord or its employees, agents or contractors) to the extent arising out of the installation, use, operation, or removal of any such systems by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section. Landlord assumes no responsibility for interference in the operation of any such systems, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease. Tenant shall not remove any such system installed by Tenant unless removal of any such system is previously agreed in writing by Landlord, in which case any such system shall be removed by Tenant, at Tenant’s sole cost and expense, and Tenant shall repair any damage caused by such removal and restore the 18 Crosby Premises to the condition existing prior to installation of such system.

5.3.Use: To use and occupy the Premises for the Permitted Use only, as applicable, and not to injure or deface the Premises, Building, Office Park or Lot, nor to permit in the Premises any auction sale, or inflammable fluids or chemicals, except as expressly authorized or permitted hereunder, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, as applicable, nor any use thereof which is inconsistent with the maintenance of the Building as an office Building and/or office, lab and research Building, as applicable, of first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the 18 Crosby Building and/or the 14 Crosby Building, as applicable, or its contents or liable to render necessary any alteration or addition to the 18 Crosby Building and/or the 14 Crosby Building, as applicable. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Lease, including, but not limited to, this Section 5.3. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later (“Law(s)”) regarding the operation of Tenant’s business, the use, condition, configuration and occupancy of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, and the 18 Crosby Building and/or the 14 Crosby Building, as applicable, systems located in or exclusively serving the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for the Permitted Use, as applicable, or alterations or improvements in the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, performed or requested by Tenant. “Base Building” shall include the structural portions of the 18 Crosby Building and/or the 14 Crosby Building, as applicable, the public restrooms and the 18 Crosby Building and/or the 14 Crosby Building, as applicable, mechanical, electrical and plumbing systems and equipment located in the internal core of the 18 Crosby Building and/or the 14 Crosby Building, as applicable, on the floor or floors on which the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the 18 Crosby Building and/or the 14 Crosby Building, as applicable. Tenant shall comply with the rules and regulations of the Building attached as Exhibit F and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of alterations and the rules and regulations for the Office Park.

5.4.Obstructions; Items Visible From Exterior; Rule and Regulation: Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not, without written prior consent of Landlord which consent may be withheld or delayed for any reason, or for no reason, to permit the painting or placing of any signs on doors or any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, in all instances for the care and use of the Building, Office Park and Lot and their facilities and approaches, including without limitation the Rules and Regulations set forth in Exhibit F hereto; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations.

5.5.Safety Appliances: Licenses: To keep the entire Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use other than normal office use and, if requested by Landlord, to do any work so reasonably required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

5.6.Assignment; Sublease: Except in connection with a Permitted Transfer (defined below), Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises (a “Proposed Transfer”) without Landlord’s prior written consent, not to be unreasonably withheld, subject to the following provisions. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld, conditioned or delayed if the proposed transferee is a governmental entity or an occupant of the Building or an occupant of any other buildings within the same project or the Office Park or if the proposed transferee, whether or not an occupant of the Building or an occupant of any other buildings within the same project or the Office Park, is in discussions with Landlord regarding the leasing of space within the Building or within any other buildings within the same project or the Office Park. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord by a signed writing shall be void, ab initio, shall be of no force and effect, and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1.Any request for Landlord’s consent hereunder shall be accompanied by such information regarding any proposed assignee, subtenant or occupant (the “Transferee”) as Landlord shall require. In the event Tenant desires to assign this Lease or sublet the whole or part of the Premises, Tenant shall give Landlord a notice (a “Proposed Transfer Notice”) of any Proposed Transfer, and said notice shall specify the provisions of the Proposed Transfer, including (a) the name and address of the proposed assignee or subtenant, (b) such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may be required for Landlord to make a determination (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all the terms and provisions upon which the Proposed Transfer is to be made, including, without limitation, the proposed rent, and (d) such other information as may be required by Landlord to determine that such proposed assignment or subletting complies with the requirements of this Lease.

5.6.2.Within thirty (30) days after receipt of the required information and documentation, Landlord shall either: (i) consent to the Proposed Transfer by execution of a consent agreement in a form designated by Landlord; (ii) refuse to consent to the Proposed Transfer in writing; or (iii) elect to recapture the portion of the Premises that Tenant is proposing to transfer or terminate the Lease if the entire Premises is being assigned or sublet by notifying Tenant of its election to recapture the Premises (“Landlord’s Recapture Notice”). If Landlord exercises its right to recapture (or terminate if the entire Premises is being assigned or sublet), (w) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (x) Rent shall be apportioned, paid or refunded as of such date, (y) upon Landlord’s request, Tenant shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and conditions of this Lease as a result thereof, and (z) Landlord may elect, in its discretion, to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant; provided, however, notwithstanding any provision contained herein to the contrary, Tenant shall have the right to rescind its request to sublet all or a portion of the Premises or assign its interest in the Lease by notifying Landlord, in writing, within ten (10) Business Days after Tenant’s receipt of Landlords’ Recapture Notice, and if Tenant timely rescinds said request to transfer, this Lease shall continue and full force and effect pursuant to the terms and conditions contained herein.

(a)If Landlord shall consent in writing to the Proposed Transfer, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s Proposed Transfer Notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within thirty (30) days after the date of Landlord’s consent, the consent shall be deemed null and void. Tenant may (i) assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”), or (ii) assign this Lease or sublet all or part of the 18 Crosby Premises or the 14 Crosby Premises, as applicable, to (A) an Affiliate or (B) subject to the terms and conditions contained herein, in connection with the sale, transfer, or other disposition of all or a substantial part of one or more of Tenant’s business units (a “Spin-Off Transfer”), without the consent of Landlord, provided that all of the following conditions are satisfied (each, a “Permitted Transfer”): (a) an Event of Default, or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, has not occurred during the term; (b) in the event of (y) an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change or (z) a Spin OffTransfer, the proposed transferee has a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Spin-Off Transfer multiplied by a ratio, the numerator of which is equal to the rentable square footage that the proposed transferee will occupy pursuant to the Spin-Off Transfer and the denominator of which is equal to the approximate rentable square footage of the entire Premises (i.e., approximately 85,770 rentable square feet) (the “Spin-Off Transfer Net Worth Requirement”); (c) the use is only for the Permitted Use, as applicable; (d) all amounts received by Tenant under such assignment or subletting qualify as “rents from real property” for purposes of Section 512(b)(3) and 856(d) of the Code, and (e) Tenant shall give Landlord written notice at least thirty (30) Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section). For the purposes of clarity, in the event that any such Spin-Off Transfer does not satisfy the Spin-Off Transfer Net Worth Requirement, then such Spin-Off Transfer shall not be considered a Permitted Transfer and shall be subject to Landlord’s prior written consent pursuant to the terms and conditions of this Section 5.6.

(b)If for any assignment or sublease Tenant shall receive rent or other consideration either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent called for with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, hereunder, Tenant shall pay to Landlord as Additional Rent, fifty percent (50%) of such excess of such payment of Rent or other consideration received by Tenant promptly after its receipt, after deduction of all reasonable costs and expenses incurred in connection with such assignment or sublease; provided, however, that Tenant shall provide Landlord with commercially reasonable documentation evidencing such costs.

(c)Tenant shall not sublease the 18 Crosby Premises or the 14 Crosby Premises, as applicable, for an amount less than the lesser of (i) ninety-five percent (95%) of the Fair Market Rent, or (ii) Tenant’s Base Rent for the period during which the proposed sublease would take place, unless there is no vacant space in the 18 Crosby Building or the 14 Crosby Building, as applicable, or space coming available in the 18 Crosby Building or the 14 Crosby Building, as applicable, within one (1) year, capable of delivering premises comparable in size and quality to the portion of the 18 Crosby Premises or the 14 Crosby Premises, as applicable, proposed for sublease by the Tenant.

5.6.3.It shall be a condition precedent to the validity of any assignment that both Tenant and the assignee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder. Furthermore, it shall be a condition precedent to the validity of any sublease that both Tenant and the sub-lessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including without limitation, the obligation of any sub-lessee to adhere to any and all rules, regulations or other non-monetary covenants of Tenant exclusive of Tenant’s rent obligations which may differ from those set forth in the sublease.

5.6.4.As Additional Rent Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of such reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request, which amount shall not exceed Three Thousand and 00/100 Dollars ($3,000.00) per any such request.

5.6.5.If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, without the aforesaid Landlord approval, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

5.6.6.The consent by Landlord to a Proposed Transfer under any of the provisions hereof shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

5.6.7.Intentionally Omitted.

5.6.8.If this Lease terminates prior to the expiration date, then such sublease shall terminate and expire concurrent therewith; provided, however, if Landlord elects, in its sole and unfettered discretion, by express written notice to such Tenant or subsequent transferor, to recognize said sublease, then notwithstanding the termination of this Lease, the sublease shall remain in effect as a direct lease between Landlord and Tenant or subsequent transferor, and such Transferee shall attorm to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any alterations or improvements in the sublet space or the 18 Crosby Building and/or the 14 Crosbt Building, as applicable, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

5.6.9.Notwithstanding anything to the contrary contained in this Section 5.6, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

5.7.	Insurance; Indemnification.

5.7.1.Insurance. With respect to the 18 Crosby Premises and the 14 Crosby Premises, Tenant shall at its sole cost and expense take out and keep in force and effect during the term and any extensions thereof, the following insurance coverage:

(i)Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, hired and non-owned automobile liability and liabilities assumed in an insured contract, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $5,000,000 each occurrence and $5,000,000 annual aggregate (and not more than $25,000 self-insured retention) or such other limits as Landlord may reasonably require and which can be satisfied through the use of primary and/or umbrella liability policies.

(ii)“Special Causes of Loss” Property insurance covering (i) all Tenant’s Property (as hereinafter defined), and (ii) any leasehold improvements installed by Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause ofloss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

(iii)Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

(iv)Cyber Liability Insurance in the amount of $1,000,000.

Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; (iii) provide that it shall not be cancelled or materially changed without thirty (30) days’ prior notice to Landlord, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums; (iv) contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against Landlord or the agents or employees of Landlord, and (v) contain a cross liability clause. Tenant’s Commercial General Liability Insurance shall (a) add Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional lnsured Parties”) as additional insureds under a Blanket Additional Insured Endorsement; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the 18 Crosby Commencement Date and the 14 Crosby Commencement Date, as applicable, and at least ten (10) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement specifically adding the names of the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least thirty (30) days before any termination, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under this Section showing that the Additional Insured Parties are included as additional insureds under the Blanket Additional Insured Endorsement.

Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section, and such other types and amounts of insurance covering the 18 Crosby Premises and the 14 Crosby Premises, as applicable, and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the 18 Crosby Building and the 14 Crosby Building, as applicable.

Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

5.7.2.Indemnification and Liability: To the maximum extent such agreement may be made effective according to law, Tenant shall defend, indemnify and save harmless, Landlord and its agents and employees (the “Landford Indemnities”) against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord, its employees and/or its agents by reason of any of the following occurring during the term, or during any period of time prior to the 18 Crosby Commencement Date and/or the 14 Crosby Commencement Date, as applicable, that Tenant may have been given access to or possession of all or any part of the Premises arising out of (i) any work, or thing being done in on or about the Premises or the Office Park or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, excepting those actions which are a result of the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees; (ii) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; (iii) any accident, injury or damage to any person or property occurring in, on or about the Premises, the Office Park or any part thereof or the common area, if such injury in the common area is alleged or claimed to be due to any act or omission of Tenant, excepting those accidents, injuries or damages which result from the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees; (iv) Tenant’s use of, or the existence of, any of Tenant’s video camera equipment or monitors on the Premises, Building or Lot; and (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant’s expense resist or defend such action or proceeding by counsel reasonably acceptable to Landlord. In the event of failure by Tenant to fully perform such defense in accordance with this Section, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform such defense, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest contained in Section 2.9. Tenant further covenants and agrees to indemnify, defend and hold all Landlord Indemnitees harmless from any and all mechanic’s and materialmen’s liens and/or claims of any contractors, subcontractors or materialmen claiming by, through or under Tenant with respect to any work performed, or labor, materials or supplies provided, in connection with any work performed by or on behalf of Tenant, its employees, agents or contractors, on or with respect to Premises. This Section shall survive the expiration or termination of this Lease.

(a)Except in the case of Landlord’s gross negligence or willful misconduct, Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

5.8.Tenant’s Risk: That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant may be on the Premises or elsewhere in the Building or on the Lot or in the Office Park, shall be at the sole risk and hazard of Tenant, except as provided below, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord except and solely to the extent that such loss occurs due to the gross negligence of willful misconduct of the Landlord, its employees and/or agents, contractors, managers, principals, or members.

5.9.Right of Entry: To permit Landlord and its agents: to examine the Premises (i) immediately in the event of an emergency or (ii) upon twenty-four (24) hour prior written notice for a non-emergency and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant’s expense any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the term and to prospective purchasers and mortgagees at all reasonable times upon reasonable notice. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

5.10.Security: To comply with all such measures as Landlord may reasonably deem advisable for the security of the Building and the Office Park and its occupants, including, without limitation, the evacuation of the Building or Office Park for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building or Office Park, and the closing of the Building or Office Park after regular working hours, (i.e. 8:00 a.m. to 6:00 p.m. on business week days and on Saturdays from 9:00 a.m. to 12:00 p.m.) Sundays and legal holidays (the “Building Service Hours”), subject, however, to Tenant’s right to admittance when the Building is closed after regular working hours by use of a secure card access system which is automatically activated outside of such regular working hours, or under such other regulations as Landlord may prescribe from time to time.

Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Building and Office Park, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE OFFICE PARK OR THE BUILDING, OR (II) ANY DAMAGE TO PERSONS OR ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE OFFICE PARK OR THE BUILDING, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

Subject to the foregoing, Tenant may install, at its own expense, a security system for the Premises, provided, however, that (i) Tenant shall obtain Landlord’s prior written consent prior to such installation and (ii) Tenant shall provide Landlord with all means necessary to immediately enter the Premises 24 hours per day, 7 days per week.

5.11.Personal Prope1ty Taxes: To pay promptly when due all taxes which maybe imposed upon personal property installed by Tenant (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

5.12.Payment of Litigation Expenses: As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

5.13.Tenant Holdover: To upon the expiration or earlier termination of the term of this Lease, quit and surrender the entire Premises to Landlord in the condition described in this Lease. Any holding over by the Tenant after the expiration or earlier termination of the Term shall be treated as a tenancy at sufferance, at the Rent set forth below, and otherwise on the terms and conditions of this Lease. For the period of such unauthorized occupancy, Tenant shall pay to Landlord (a) one hundred fifty percent (150%) of the total of the Base Rent and Additional Rent with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, in effect during the last month of the Term of this Lease for the first three (3) months or portion thereof and (b) two hundred percent (200%) of the total of the Base Rent and Additional Rent with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, in effect during the last month of the Term of this Lease for any subsequent months in which Tenant shall retain possession of either the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, or any part thereof after the termination of this Lease, whether by lapse of time or otherwise. Tenant shall also pay all damages sustained by Landlord on account thereof; provided, however, that Tenant shall only be liable for consequential damages hereunder if (i) Tenant has held over in the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, for more than thirty (30) days, and (ii) Landlord has provided Tenant with thirty (30) days written notice that it will be expecting Tenant to be responsible for any such consequential damages in connection with such holdover. For the purposes of clarity, Tenant shall have no right to occupy all or any part of the Premises after the expiration or earlier termination of this Lease. The provisions of this subsection shall not operate as a waiver by Landlord on the right of re-entry provided in this Lease or by statute.

5.14.Hazardous Wastes: Not to use any portion of the Premises, Office Park, Building or Lot for the use, generation, treatment, storage or disposal of “oil”, “hazardous material”, “hazardous waste”, or “hazardous substances” (collectively, the “Materials”), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S9601 et seq., as amended, the Resource Conservation and Recovery act of 1976, 42 U.S.C. S6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations, including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (the “Superfund and Hazardous Waste Laws”), or remove any Materials from the Office Park and/ or the Property without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence or removal of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approvals by the Landlord or its mortgagees. Without limiting the generality of Tenant’s obligation to comply with Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Laws in connection with this Section 5.14. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Materials management plans and programs, any and all Materials risk management and pollution prevention programs, and any and all Materials emergency response and employee training programs respecting Tenant’s use of Materials. Upon the reasonable request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Materials and showing to Landlord’s satisfaction compliance with all Laws and the terms of this Lease. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached hereto as Exhibit H. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice ofresponsibility or demand for action from any federal state or local authority or official in connection with the presence of Materials in or about the Property and/or the Office park or removal of Materials from the Property and/or the Office Park. In the event of any release of Materials by Tenant, its employees, agents, contractors or invitees, as defined in the Superfund and Hazardous Laws, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify and hold the Landlord harmless from and against all loss, costs, liability and damage, including attorneys’ fees and the cost of litigation, arising from the presence or release of any Materials by Tenant, its employees, agents, contractors or invitees, in or on the Premises or removal of Materials released by Tenant, its employees, agents, contractors or invitees, from the Property and/or the Office Park. In addition to the foregoing and notwithstanding anything to the contrary contained herein, if any written report prepared by a qualified environmental consultant, including any report containing results of any environmental assessment (an “Environmental Report”) shall indicate (i) the presence of any Materials as to which Tenant has a removal or remediation obligation under this Section, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the

Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up. Tenant shall complete any Clean-up prior to surrender of the entire Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”), but only to the extent that such Closure Letter is typically issued by the applicable governmental entity; provided, however, that if such applicable governmental entity does not typically issue such Closure Letter, then Tenant shall use commercially reasonable and diligent efforts to obtain and deliver to Landlord such Closure Letter. Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Materials in accordance with Laws. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter, if applicable, and any governmental approvals required under Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant until such prohibition or restrictions on Landlord reletting the Premises or prevention of the occupancy or use of the Premises or any part thereof by a third party are/is lifted. The foregoing shall not prohibit Tenant from possessing minimal and customary quantities of those cleaning materials used for the operation of Tenant’s equipment in the Premises. Tenant agrees to indemnify, defend and hold Landlord and each Landlord Indemnitee harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Term indirectly arising out of or resulting from the presence, suspected presence, transportation, generation, disposal or release of any Materials at, on, about, from, under or within the Premises, or any portion thereof caused by Tenant or Tenant’s employees, agents, representatives, contractors or the like. Each of the covenants and agreements of Tenant set forth in this Section shall survive the expiration or earlier termination of this Lease.

Landlord represents and warrants to Tenant that, as of the date hereof, to Landlord’s actual knowledge, Landlord is not aware of any Materials which exist or are located on or in the Premises in violation of Superfund and Hazardous Waste Laws. Except as to any Materials introduced to or generated at the entire Premises by Tenant or Tenant’s employees, agents, invitees and the like in violation of any Laws, or as introduced or generated by Tenant in violation of the terms and conditions of this Lease, this Section will not be applicable to Tenant or Tenant’s employees, agents, invitees and the like with respect to, and neither Tenant nor Tenant’s employees, agents, invitees and the like will have any responsibility or liability whatsoever for, resulting from, or in any way related to: (a) any Materials at, in, on, under, emanating from or in connection with the entire Premises prior to Tenant’s occupation thereof; or (b) the negligent acts or the willful misconduct of Landlord.

Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Materials due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Asses ment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that (a) all Materials described herein, if any, existing prior to such decommissioning, have been removed in accordance with Laws; (b) all Materials described herein, if any, have been removed in accordance with Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Materials and without giving notice in connection with such Materials; and (c) the Premises may be reoccupied for office, research and development, and/or laboratory uses, as applicable, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Materials described herein and without giving notice in connection with Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Materials as Hazardous Materials instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least thirty (30) days prior to commencing the work described therein or at least sixty (60) days prior to the expiration of the Term, whichever is earlier. If Tenant fails to perform its obligations under this Section, without limiting any other right or remedy, Landlord may, on five (5) Business Days’ prior written notice to Tenant perform such obligations at Tenant’s expense if

Tenant has not commenced to do so within said five (5) Business Day period, and Tenant shall within ten (10) days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Property for Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Materials exists at the Property or Premises as a result of the acts or omissions of Tenant, its officers, employees, contractors, and agents.

5.15.Tenant’s Financial Condition. During the term of this Lease, (i) within ninety (90) days following the end of each Tenant fiscal year and (ii) within ten (10) Business Days after request by Landlord, which request shall not be made more than once per calendar year, Tenant shall, upon the signing of a commercially reasonable confidentiality agreement between the parties, deliver to Landlord Tenant’s financial statements (which shall be for the latest available year). Landlord shall keep all such information confidential and shall require any third party to whom the Landlord is entitled hereunder to furnish the same to maintain such confidentiality. Such financial statements or credit information may be delivered to Landlord’s mortgagees and lenders and prospective mortgagees, lenders, and purchasers, provided that Landlord advises such parties of the confidentiality provisions of this Section. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate in all material respects as of the date of such statement.

ARTICLE VI.

CASUALTY AND EMINENT DOMAIN

6.1.Casualty.

6.1.1.Termination or Restoration by Landlord. Should 20% or greater of either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, be materially damaged, or if either the 18 Crosby Building or the 14 Crosby Building, as applicable, of which either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, are a part, be substantially damaged by fire or other casualty, Landlord may, at its sole discretion, elect to either (i) terminate this Lease with respect to either the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, or (ii) restore either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, in accordance with the terms of this Section 6.1. If Landlord does not elect to terminate this Lease in accordance with the immediately preceding sentence, Landlord shall proceed to restore either the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, to substantially the condition they were in prior to such damage (except for any improvements made by Tenant), subject in all events to the availability and limits of Landlord’s insurance. If Landlord estimates that either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, or any common areas necessary to provide access to either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, cannot be made tenantable within two hundred seventy (270) days from the date the repair is started, then either party shall have the right to terminate this Lease with respect to either the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, upon written notice to the other within ten (10) days after Landlord’s assessment. Tenant, however, shall not have the right to terminate this Lease as aforesaid if the casualty was caused by the negligence or intentional misconduct of Tenant, or its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the casualty, shall have the right to terminate this Lease with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, if: (1) either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, have been materially damaged and there is less than two (2) years of the term remaining on the date of the Casualty; (2) any mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to either the 18 Crosby Building and/or the 14 Crosby Building, as applicable, or either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, occurs.

6.1.2.Insurance Proceeds. Unless Landlord or Tenant terminates this Lease as aforesaid or Landlord’s lender or mortgage holder requires otherwise, Landlord shall apply all insurance proceeds received by Landlord as the result of the casualty to restoration of either the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable. Notwithstanding anything to the contrary contained herein, in the event of a casualty in which Landlord’s lender or mortgage holder does not allow insurance proceeds to be so applied, Landlord shall have the option to terminate this Lease with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, and shall notify Tenant within ten (10) days thereof as to whether Landlord will fund the restoration or terminate the Lease.

6.1.3.Abatement of Rent. If Landlord elects to restore either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, all Rent shall abate, on a pro rata basis, in proportion to the portion of either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, rendered unusable from the date of the damage or taking until the earlier of when repairs are substantially completed such that Tenant can use the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, for the Permitted Use, or the Term ends, provided, however, that if such damage or casualty was caused by Tenant, then Tenant’s Rent shall not abate.

6.2.Eminent Domain.

6.2.1.Taking. If the whole or any material part of the Lot, the 18 Crosby Building and/or the 14 Crosby Building, as applicable, or either of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the term shall end as of the date of the vesting of title with the same effect as if said date were the expiration date. Landlord shall also have the right to terminate this Lease with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, if there is a taking of any portion of the 18 Crosby Building and/or the 14 Crosby Building, as applicable, or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the 18 Crosby Building and/or the 14 Crosby Building, as applicable. If only a part of the 18 Crosby Building and/or the 14 Crosby Building, as applicable, and not the entire 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, shall be so acquired or condemned then:

Except as hereinafter provided, this Lease and the term shall continue in force and effect, but, if a part of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, is included in the part of the Lot so acquired or condemned, from and after the date of the vesting of title, the

Base Rent and the floor area of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, shall be reduced in the proportion which the area of the part of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, so acquired or condemned bears to the total area of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, immediately prior to such acquisition or condemnation and Tenant’s Proportionate Share shall be adjusted accordingly on a pro rata basis, according to the new rentable square footage of the 18 Crosby Building and/or the 14 Crosby Building, as applicable,;

if the part of the Lot so acquired or condemned shall contain more than fifty percent (50%) of the total area of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, Tenant, at Tenant’s option, may give to Landlord, within ten (10) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable,.

If any such notice of termination is given by Landlord or Tenant pursuant to the terms and conditions contained herein, this Lease and the term shall come to an end and expire upon the date set forth therein with the same effect as if the date of expiration were the expiration date. If a part of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, shall be so acquired or condemned and this Lease and the term shall not be terminated pursuant to this Section 6.2, Landlord, at Landlord’s expense, shall restore that part of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, not so acquired or condemned as nearly as practicable to the condition existing immediately prior to such taking. Upon the termination of this Lease with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, and the term pursuant to this Section 6.2, the Base Rent and Additional Rent shall be apportioned and any prepaid portion of Base Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

6.2.2.Awards. In the event of any such acquisition or condemnation of all or any part of the Lot, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 6.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s property included in such taking, and for any moving expenses.

6.2.3.Access. Following any fire or other casualty, Tenant shall be entitled to immediately access the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, subject to the orders and requirements oflocal authorities provided that Tenant shall reasonably cooperate with Landlord so to minimize any inconvenience to Landlord and its contractors in the performance of any restoration work or other 18 Crosby Building and/or the 14 Crosby Building, as applicable, recovery. If this lease terminates as provided in this Article 6, Tenant shall vacate the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, within sixty (60) days.

Landlord reserves, and Tenant grants to Landlord, all rights which Tenant may have for damages or injury to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, for any taking by eminent domain, except for damage to Tenant’s fixtures, property or equipment and Tenant’s reasonable moving expenses or interruption to its business.

ARTICLE VIL

DEFAULT

7.1.Events of Default. In addition to any other default specifically described in this Lease, each of the following events shall be a “Default” or “Event of Default” hereunder:

7.1.1.If Tenant shall default in the payment when due of any installment of Base Rent or in the payment when due of Additional Rent, and such default continues for more than five (5) days following written notice from Landlord to Tenant; or

7.1.2.Intentionally Omitted; or

7.1.3.If the 18 Crosby Premises or the 14 Crosby Premises, as applicable, shall become vacant, deserted or abandoned and Tenant fails to timely make any payment of Rent during such period of vacation, desertion or abandonment, or shall fail to perform any of Tenant’s obligations set forth in this Lease; or

7.1.4.If Tenant’s interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly otherwise permitted herein; or

7.1.5.If:

Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors; or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

Tenant shall make a general assignment for the benefit of creditors; or

any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of sixty (60) days; or

any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (b), (c), (d) or (e) above; or

a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within sixty (60) days; or

7.1.6.If Tenant shall fail more than two (2) times during any twelve (12) month period to pay any installment of Base Rent or any item of Additional Rent when due; or

7.1.7.If applicable, if Landlord shall present a letter of credit to a bank in consideration of the Security Deposit which issued the same in accordance with Section 8.1 hereof, and the bank shall fail to honor such letter of credit and pay the proceeds thereof to Landlord for any reason whatsoever; or

7.1.8.If Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Security Deposit or Letter of Credit (as applicable), if applicable, within ten (10) days after notice by Landlord to Tenant stating the amount applied or retained; or

7.1.9.Tenant permits a transfer without Landlord’s required approval or otherwise in violation of Section 5.6 of this Lease; or

7.1.10.Subject to the grace periods stated in this Lease, if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

Notwithstanding anything contained in this Lease to the contrary, if Landlord provides Tenant with notice of Tenant’s failure to comply with any specific material provision of this Lease on three (3) separate occasions during any twelve-(12)-month period, Tenant’s subsequent violation of such material provision shall, at Landlord’s option, be an incurable Default by Tenant.

7.2.Termination of the Lease.

7.2.1.If an Event of Default: (i) described in 7.1.5 hereof shall occur; or (ii) described in 7.1, 7.1.1, 7.1.2, 7.1.3, 7.1.4, 7.1.6, 7.1.7, 7.1.8, 7.1.9 or 7.1.10 shall occur and

Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the term shall expire and terminate on the date Landlord shall give Tenant such notice, such date being a date not less than three (3) days after the giving of such notice, then this Lease and the term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date of such notice pursuant to clause (ii) above, as the case may be, were the expiration date or the last day of the Extension Term (as defined in Section 8.15), as the case may be, and Tenant immediately shall quit and surrender the entire Premises, but Tenant shall nonetheless be liable for all of its obligations under this Lease. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in 7.1.5 hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within thirty (30) days after entry of the order for relief or as may be allowed by the court.

7.2.2.If an Event of Default described in Section 7.1.1 hereof shall occur, or this Lease shall be terminated as provided in Section 7.2 hereof, Landlord, without notice, may, to the fullest extent of the law, reenter and repossess, without being deemed guilty of any manner of trespass, the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

7.2.3.In the event of any such termination, entry or re-entry, Landlord shall have the rights to remove and store Tenant’s Property and that of persons claiming by, through or under Tenant, at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such Tenant’s Property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such Tenant’s Property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

7.3.Joint and Several Liability. If at any time:

7.3.1.Tenant shall be comprised of two (2) or more persons; or

7.3.2.Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant; or

7.3.3.Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in 7.1.4, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease.

Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in 7.1.5 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease, including Section 7.2. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal Law, subject to personal liability, then the liability of each such member shall be joint and several.

7.4.Landlord’s Remedies.

7.4.1.If there shall occur any Event of Default, and this Lease and the term shall expire and come to an end as provided in Section 7 hereof:

Tenant shall quit and peacefully surrender the entire Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

Landlord, at Landlord’s option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, THAT LANDLORD SHALL HAVE NO OBLIGATION TO RELET THE PREMISES OR ANY PART THEREOF AND SHALL IN NO EVENT BE LIABLE FOR REFUSAL OR FAILURE TO RELET THE PREMISES OR ANY PART THEREOF, OR, IN THE EVENT OF ANY SUCH RELETTING, FOR REFUSAL OR FAILURE TO COLLECT ANY RENT DUE UPON ANY SUCH RELETTING, AND NO SUCH REFUSAL OR FAILURE SHALL OPERATE TO RELIEVE TENANT OF ANY LIABILITY UNDER THIS LEASE OR OTHERWISE AFFECT ANY SUCH LIABILITY, and Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

Notwithstanding the foregoing, Landlord will use reasonable efforts to relet the Premises after Tenant vacates the Premises; however, the marketing and leasing of the Premises in a manner similar to the manner in which Landlord markets and leases other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts”. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable but good faith opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease.

Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of

Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Property, matters of tenant mix, and the financial responsibility of any such replacement tenant.

Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

7.5.Landlord’s Damages.

7.5.1.If this Lease and the Term shall expire and come to an end as provided in Section 7.2 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in 7.4, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

Tenant shall pay to Landlord all Base Rent, Additional Rent and other items of Rent payable under this Lease with respect to the entire Premises by Tenant to Landlord to the date upon which this Lease and the term shall have expired and come to an end or to the date of re entry upon the Premises by Landlord, as the case may be;

Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rent with respect to the entire Premises for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (ii) of 7.4 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent with respect to the entire Premises for the period which otherwise would have constituted the unexpired portion of the term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

7.5.2.If the Premises, or any part thereof, shall be relet together with other space in the 18 Crosby Building and/or the 14 Crosby Building, as applicable, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 7.5. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Base Rent reserved in this Lease. Nothing contained herein shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 7.5.

ARTICLE VIII.

MISCELLANEOUS

8.1.Security Deposit. Simultaneous with the execution and delivery of this Lease, Tenant has delivered to Landlord the Security Deposit in the form of a letter of credit (“Letter of Credit”) in the amount as set forth Article 1.1 of this Lease, as security for the full and timely performance of Tenant’s obligations under the terms of this Lease.

8.1.1.The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within five (5) days after demand, shall restore the Security Deposit to its original amount, subject to all terms and conditions set forth in Section 8.1.3. If Tenant fully and faithfully complies with all the covenants hereunder, Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the expiration date or the date Tenant surrenders the entire Premises to

Landlord in compliance with the terms and conditions of this Lease. Landlord may deliver or transfer the Security Deposit (or related letter of credit) to any purchaser of Landlord’s interest in the Premises or any successor Landlord, if applicable, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

8.1.2.The Letter of Credit shall: (a) be in the amount set forth in Article 1.1 of this Lease); (b) name Landlord as its beneficiary; (c) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below); and (d) otherwise be in form and content satisfactory to Landlord. The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (l) year. If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Landlord shall give notice to Tenant of such non-renewal of the Letter of Credit and Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) Business Days after Landlord notifies Tenant of such failure. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the expiration date of the Lease. If Tenant fails to furnish such renewal or replacement at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may, after giving written notice to Tenant, and if Tenant does not then furnish such renewal or replacement within ten (10) days of receipt of such notice, draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 8. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof. If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount, subject to all terms and conditions set forth in Section 8.1.3, by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount, subject to all terms and conditions set forth in Section 8.1.3 below.

8.1.3.The initial Letter of Credit shall be delivered by Tenant to Landlord in the full amount of the Security Deposit equal to $918,815.78. In the event that Tenant is not then in default and no prior Event of Default has occurred as of the date that is sixty (60) months following the 14 Crosby Commencement Date, then Tenant may reduce the Letter of Credit to $500,000.00 (the “Revised Letter of Credit”), and Tenant shall immediately deliver to Landlord the Revised Letter of Credit in the amount of $500,000.00.

8.2.Parking and Loading Dock: Tenant shall have the right to use on a non reserved, first come, first served basis, parking in the parking lot adjacent to the 18 Crosby Building and the 14 Crosby Building, as applicable, (i) with respect to the 18 Crosby Premises, at a ratio of two (2) vehicle spaces per each one thousand (1,000) rentable square feet of the 18 Crosby Premises (equaling one hundred six (106) parking spaces for Tenant’s occupancy of approximately 53,000 rentable square feet), and (ii) with respect to the 14 Crosby Premises, at a ratio of three (3) vehicles spaces per each one thousand (1,000) rentable square feet of the 14 Crosby Premises (equaling ninety-eight (98) parking spaces for Tenant’s occupancy of approximately 32,770 rentable square feet) (“Tenant’s Parking Right”); provided, however, that Landlord and Tenant hereby acknowledge and agree that Tenant’s Parking Rights shall be reduced by the number of parking spaces that are impacted by the installation of any such Generator in accordance with Article X herein. Tenant’s Parking Rights shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals. Tenant’s use of the Tenant’s Parking Rights shall be limited to normal Building operating hours, and overnight parking at the Building shall be strictly prohibited. Landlord, in Landlord’s sole discretion, may institute a sticker system (the “Sticker System”) in connection with Tenant’s Parking Rights, and Tenant shall be solely responsible for distributing any and all such stickers to Tenant’s employees in connection therewith. Landlord may cause any such illegally parked car or any such car without a parking sticker, if applicable, to be towed from the parking lot, and Landlord may bill the owner of such car for any and all such costs and expenses in connection therewith. Tenant shall use best efforts to comply with any and all policies in connection with this Section 8.2. Notwithstanding anything to the contrary set forth herein, in the event that Tenant requires additional unreserved parking spaces (the “Additional Parking Spaces”), then Tenant shall provide Landlord with written notice of such request, and Landlord shall use reasonable efforts to accommodate Tenant’s needs for such Additional Parking Spaces. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) any and all costs incurred by Landlord or otherwise in connection with providing Tenant such Additional Parking Spaces, and (ii) any and all such other fees, costs, charges, expenses and/or the like in connection with Tenant’s use of such Additional Parking Spaces. Tenant’s use of any such Additional Parking Spaces shall be subject to all terms and conditions of this Lease, including, without limitation, this Section 8.2.

8.2.1.Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot. Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking lot.

8.2.2.Tenant’s Parking Rights shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the term. Tenant’s Parking Rights are non-assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building. All such appurtenant rights for parking as set forth in this Section are automatically terminated upon termination of this Lease and shall have no separate independent validity or legal standing. Landlord reserves the right to relocate and/or temporarily close any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility provided Landlord shall reopen the same or provide replacement parking facilities as soon as practicable thereafter.

8.2.318 Crosby Building Loading Dock: Tenant shall have the exclusive right to use the 18 Crosby Building’s loading dock (the”18 Crosby Building Loading Dock”). Tenant’s right to use the 18 Crosby Building Loading Dock shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals, except in connection with an assignment of this Lease or sublease of all or a portion of the Premises pursuant to and in accordance with all terms and conditions of Section 5.6. Landlord shall not be liable for any loss, injury or damage to persons using the 18 Crosby Building Loading Dock or vehicles or other property used in connection therewith, it being agreed that, to the fullest extent permitted by law, the use of the 18 Crosby Building Loading Dock shall be at the sole risk of Tenant and its employees. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for any and all such repair, maintenance, replacement and the like with the respect to the 18 Crosby Building Loading Dock throughout the entire Term of this Lease, as the same may be extended. Use of the 18 Crosby Building Loading Dock shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by Landlord from time to time. All such appurtenant rights to use the 18 Crosby Building Loading Dock as set forth in this Section are automatically terminated upon termination of this Lease and shall have no separate independent validity or legal standing. Landlord reserves the right to temporarily close the 18 Crosby Building Loading Dock to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the 18 Crosby Building, provided Landlord shall reopen the same as soon as practicable thereafter.

8.3.Notice of Lease; Consent or Approval; Notices; Bind and Inure; Landlord’ Estate: The titles of the Articles are for convenience only and not to be considered in construing this Lease. The Exhibits attached hereto are incorporated herein by reference. Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord’s Address or at such other address as may have been specified by prior notice to Tenant; and if to Tenant at Tenant’s Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be mailed by registered or certified mail, return receipt requested, postage prepaid, by express mail, by express courier service, or by hand delivery. Notice or payment shall be deemed given when so delivered by hand or, if mailed by registered or certified mail, two days after it is deposited with the U.S. Postal Service, or if sent by express mail or courier service, one day after it is deposited with the U. S. Postal or such other service. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that each original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. If Landlord shall at any time be an individual, joint venture, tenancy in common, firm or partnership (general or limited) a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of the Landlord or any joint 50enture, tenant, partner, trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the Premises by Tenant. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the then equity of the Landlord in the Property for the satisfaction of Tenant’s remedies, and it is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the value of such equity interest.

8.4.Landlord’s Failure to Enforce: The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation of any such Rules or Regulations. The receipt by Landlord of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver is in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.5.Acceptance of Partial Payments of Rent; Delivery of Keys: No acceptance by Landlord of a lesser sum than the Base Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent, due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable.

8.6.Cumulative Remedie: The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.7.Partial Invalidity: If any term of this Lease, or the application thereof, to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.8.Self-Help: If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, or the 18 Crosby Building and/or the 14 Crosby Building, as applicable and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.8.1.Tenant’s Self Help. If Landlord shall default in the performance of any material obligation expressly contained in this Lease, and if Landlord shall not cure such default within thirty (30) days after written notice from Tenant specifying the default (or, if such default shall reasonably take more than thirty (30) days to cure, and Landlord shall not have commenced the same within the thirty (30) day period), Tenant may, at its option, cure such default and any amount paid by Tenant, evidenced by invoices and receipts, in remedying such default shall be reimbursed by Landlord to Tenant within forty-five (45) days after written notice to Landlord. If Landlord shall fail to reimburse Tenant with the said forty-five (45) day period, said amount may be deducted from the next payment of Base Rent; provided, however, that should said amount or the liability therefor be disputed by Landlord, Landlord may contest its liability or the amount thereof, through arbitration or through a declaratory judgment action.

8.9.Estoppel Certificate: From time to time, within ten (10) days next following request by Landlord, Tenant shall deliver to Landlord a written statement executed by Tenant, in form satisfactory to Landlord:

8.9.1.stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications);

8.9.2.setting forth the date to which the Base Rent and Additional Rent have been paid;

8.9.3.stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults; and

8.9.4.certifying as to any other matters reasonably requested by Landlord.

Tenant’s failure to execute and deliver such statement within five (5) days of such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Tenant acknowledges that any statement delivered pursuant to this Section 8.9 may be relied upon by any purchaser or owner of the Property, Office Park, Lot or the Building, or Landlord’s interest in the Property, Office Park, Lot or the Building, or by any mortgage, or by an assignee of any mortgage, of the Property, Office Park, Lot or the Building.

8.10.Waiver of Subrogation: Any insurance carried by either party, or required to be carried by either party, with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights ofrecovery against the other for injury or loss due to hazards covered by, or required to be covered by, such insurance.

8.11.All Agreements Contained: This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

8.12.Brokerage: Landlord and Tenant warrant to each other that they have had no dealings with any broker or agent in connection with this Lease other than Jones Lang LaSalle and Avison Young (the “Broker(s)”), and covenant to defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof. Landlord shall be responsible for payment of fees to Broker(s) per a separate agreement.

8.13.Submission Not an Option: The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option of the Premises or an offer to lease and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

8.14.Transfer for Landlord: In the event of a sale or conveyance by Landlord of the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect thereto and agrees to attorn to such successor.

8.15.Option to Extend Term.

8.15.1.Provided (a) that there has not been an Event of Default (as defined in Article 7 of this Lease), (b) this Lease is still in full force and effect, and (c) Tenant is occupying one hundred percent (100%) of the entire Premises (except with respect to (a) a Permitted Transfer or (b) a sublease (which does not fall under the definition of Permitted Transfer) of 20,000 rentable square feet or less of the entire Premises), Tenant shall have the option to extend the term of this Lease with respect to the entire Premises for two (2) successive five (5) year periods (the “Extension Terms”, each an “Extension Term”) commencing on the day immediately succeeding the expiration date of the then current term, under the same terms, covenants and conditions contained in this Lease (except that Landlord shall not be obligated to refurbish the either the 18 Crosby Premises or the 14 Crosby Premises, nor provide any allowance therefor, and there shall be no further extension options for a third option term); provided, however, that (i) the Base Rent for the first (1st) Extension Term with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, shall be equal to the greater of (a) the Base Rent in effect during the last year of the initial Lease term with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, and (b) ninety-five percent (95%) of the Fair Market Rent for comparable space in the 18 Crosby Building and the 14 Crosby Building, as applicable, and the Bedford/Lexington/Burlington lab and office submarket, having due regard for the size, location and use of the 18 Crosby Premise and the 14 Crosby Premises as applicable, and (ii) the Base Rent for the second (2nd) Extension Term with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, shall be equal to the greater of (y) the Base Rent in effect during the last year of the then current term with respect to the 18 Crosby Premises and the 14 Crosby Premises, as applicable, and (z) the Fair Market Rent for comparable space in the 18 Crosby Building and the 14 Crosby Building, as applicable, and the Bedford/Lexington/Burlington lab and office submarket, having due regard for the size, location and use of the 18 Crosby Premises and the 14 Crosby Premises, as applicable. Regardless of whether the Base Rent with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, for the applicable Extension Term is calculated based on (a), (b), (y), or (z), as applicable, above in this Section 8.15.1, the Base Rent with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, of the applicable Extension Term shall include annual increases consistent with Fair Market Rent increases at the time of Tenant’s renewal exercise. In the event Tenant exercises its option to extend the then current term as provided herein, the expiration date shall be that date which is the last day of the applicable Extension Term, and Landlord and Tenant shall thereupon execute an amendment to this Lease in form satisfactory to Landlord (the “Extension Term Amendment”) extending the expiration date to this Lease and modifying the Base Rent with respect to the 18 Crosby Premises or the 14 Crosby Premises, as applicable, in accordance with the provisions of this Section.

8.15.2.If Tenant desires to exercise its options to extend the Term with respect to the entire Premises as contained in this Section, time being of the essence, Tenant shall provide Landlord written notice not sooner than eighteen (18) months, and not later than twelve (12) months prior to the expiration date of the then current Term.

8.15.3.“Fair Market Rent” shall mean the fair market rent, including concessions (and taking into account all market factors) that would be agreed upon between a landlord and a tenant entering into a new lease for comparable space in the 18 Crosby Building and the 14 Crosby Building, as applicable, and in the Bedford/Lexington/Burlington lab and office submarket as to location, size and use, in a comparable building assuming the premises are in their then as-is condition, a comparable term and comparable operating expenses and real estate taxes, assuming that the landlord and the tenant are informed and well-advised and each is acting in what it considers its own best interests. Landlord and Tenant shall negotiate in good faith to determine the Fair Market Rent for the applicable Extension Term for a period of thirty (30) days after the date on which Landlord receives Tenant’s written notice of Tenant’s election to extend the term, as provided hereunder.

8.15.4 In the event Landlord and Tenant are unable to agree upon the Fair Market Rent for the applicable Extension Term within said thirty (30) day period, the Fair Market Rent shall be determined by a board of three (3) licensed commercial real estate appraisers, each having at least ten (10) years’ experience in leasing in the Bedford/Lexington/Burlington lab and office submarket, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two so appointed shall select the third. Landlord and Tenant agree to make their appointments within fifteen (15) days after the expiration of said thirty (30) day period. The two appraisers selected by Landlord and Tenant shall select the third appraiser within fifteen (15) days after they have both been selected, and each of Landlord’s and Tenant’s appraiser shall, within fifteen (15) days after the third appraiser is selected, submit his or her determination of Fair Market Rent to the third appraiser. The third appraiser shall select the determination of Landlord’s or Tenant’s appraiser that such third appraiser finds to most closely resemble Fair Market Rent, and that amount shall be the Base Rent with respect to the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, during the Extension Term. Each party shall bear the cost of its appraiser and the parties shall share equally in the cost of the third appraiser. In the event that Fair Market Rent has not been determined as of the start of the applicable Extension Term, then Base Rent with respect to the 18 Crosby Premises and the 14 Crosby Premise, as applicable, shall be paid at the rate payable immediately prior thereto, and an adjustment, retroactive to the start of the applicable Extension Term, shall be made once Fair Market Rent is known. Notwithstanding anything contained herein to the contrary, if an Event of Default (as defined in Article 7) with respect to either the 18 Crosby Premises and/or the 14 Crosby Premises, as applicable, occurs at any time after the Tenant’s written exercise of the applicable extension option, Landlord may elect, at Landlord’s sole discretion by written notice to Tenant, to reject Tenant’s exercise of such extension option. If Landlord so rejects Tenant’s exercise of the extension option, such extension option shall be null and void.

8.16.Intentionally Omitted.

8.17.Right of First Offer

8.17.1.Subject to the terms and conditions set forth below and as otherwise set forth herein, as applicable, in the event that Landlord, in Landlord’s sole and unfettered discretion, elects to expand the 18 Crosby Building, then Tenant shall have the one-time right of first offer (the “ROFO”) to expand the 18 Crosby Premises by leasing at least 50,000 rentable square feet of space in the 18 Crosby Building, but no more than 70,000 rentable square feet of space in the 18 Crosby Building (the “ROFO Space”), subject to the Town of Bedford’s approval of the site plan and subject to Landlord’s receipt of all necessary permits, approvals and the like.

8.17.2.Tenant shall have the right to exercise its ROFO with respect to the ROFO Space at any time within the twelve (12) month period following the 18 Crosby Commencement Date (the “ROFO Commencement Date”). During the period of time beginning as of the ROFO Commencement Date and ending as on the date that is twelve (12) months following the ROFO Commencement Date (the “ROFO Expiration Date”), (i) Landlord shall not market the ROFO Space to any prospective tenants, and (ii) Landlord and Tenant shall work in tandem and harmoniously towards generating a site plan for the Town of Bedford’s approval, subject to Landlord and Tenant’s reasonable approval, as well as other necessary and incidental items with respect thereto. In the event that Tenant timely exercises its ROFO with respect to the ROFO Space, then (i) the term of the Lease with respect to the entire Premises shall be extended for ninety-six (96) months such that the term of this Lease with respect to the entire Premises shall expire on that date that is ninety-six (96) months following the 18 Crosby Expiration Date, and the Base Rent for the 18 Crosby Premises and the 14 Crosby Premises, as applicable, shall be increased using the annual escalation rate as contained in this Lease, and (ii) Base Rent for the ROFO Space shall be based on a lease constant of nine percent (9%) on the total project costs with respect to the ROFO Space and the expansion of the 18 Crosby Building associated therewith, including, without limitation, market rate land value and hard and soft costs; provided, however, that in the event that Tenant expands the 18 Crosby Building, Landlord shall remove the remaining $300,000.00 from the nine percent (9%) return on cost factor as negotiated and shall be Landlord’s sole cost. In addition, in the event that Tenant timely notifies Landlord that it wishes to lease the ROFO Space, then Landlord and Tenant shall promptly, but in no event later than thirty (30) days after Tenant’s timely notice, execute an amendment to this Lease in form satisfactory to Landlord under this Lease and (iii) except in connection with a Permitted Transfer, Tenant shall not have assigned this Lease, and there shall not be any sublease or subleases in effect as of the commencement of the term of the Lease for any of the ROFO Space as of the date of Landlord’s notice of the ROFO Space availability.

8.17.5If Landlord elects to expand the 18 Crosby Building and leases such space to another tenant other than Tenant, the design and the construction of the 18 Crosby Building expansion shall not unreasonably interfere with Tenant’s access to or operations in the 18 Crosby Building. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to or operations in the 18 Crosby Building during the performance of any such work by or on behalf of Landlord in connection with any such 18 Crosby Building expansion work.

8.18.Landlord’ Property. Subject to Section 8.19 below, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord requests their removal in accordance with the provisions of this Lease. Further, any personal property in the Premises on the 18 Crosby Commencement Date and/or the 14 Crosby Commencement Date, as applicable, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar Building operating equipment and decorations.

8.19.Tenant’s Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, that are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property and/or Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term, provided that Tenant repairs or pays the cost of repairing any damage to the Premises, Building or Property resulting from the installation and/or removal thereof. At or before the expiration date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises (i) all of Tenant’s Property, and (ii) any alterations, if any, as agreed in writing in accordance with Section 5.2 hereof, and Tenant shall repair any damage to the Premises, Building or Property resulting from any installation and/or removal of such property. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within three (3) days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

8.20.Waiver. Tenant hereby waives the right to recover from Landlord any incidental, statutory, indirect, consequential, special or punitive damages, loss of profits or revenue.

8.21.Intentionally Omitted.

8.22.Counterparts. This Lease may be executed in any number of counterparts (including facsimiles), each of which will be deemed an original, but all of which will be deemed one and the same instrument.

8.23.Miscellaneous.

Time is of the essence with regard to this Lease and all of its provisions.

This Lease shall be interpreted and enforced in accordance with the Laws of the Commonwealth of Massachusetts and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the Commonwealth of Massachusetts.

If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

Permission to Use Tenant’s Logo: Tenant hereby grants to Landlord’s affiliate, Jumbo Capital Incorporated, a non-exclusive, limited and revocable license to use and display Tenant’s word marks, tradenames or logo (“Tenant’s Logo”) in electronic form on Landlord’s website (the “Permitted Platform”) for the purpose of identifying Tenant as a tenant of Landlord’s building (the “Permitted Purpose”). Such license shall terminate upon the earlier of the date that is thirty (30) days following (a) Landlord’s receipt of Tenant’s written request to terminate such license or (b) the expiration or termination of the Lease. Upon termination of such license, Landlord shall refrain from further use of Tenant’s Logo for the Permitted Purpose on the Permitted Platform.

ARTICLE IX.

SUBORDINATION

9.1.Subordination: This Lease shall be subject and subordinate to any first mortgage now or hereafter on the Lot, the Office Park or Building, or any combination thereof, which are separately and together hereinafter in this Article IX referred to as the “mortgaged premises,” and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This Section 9.1 shall be self- operative and no further instrument of subordination shall be required; however, Tenant shall execute and deliver promptly any instrument, in recordable form if requested by

Landlord or any mortgagee, that Landlord, any Lessor or mortgagee may request to evidence and confirm such subordination. Upon Tenant’s written request, but no more than once per any such calendar year, Landlord agrees to use commercially reasonable efforts to have any mortgagee of the Lot, the Office Park or Building, enter into such mortgagee’s standard nondisturbance agreement with Tenant, provided that Tenant is not then in default under this Lease and agrees to pay any charges or fees (including reasonable attorneys’ fees) which may be required by such mortgagee or Landlord in order to obtain such agreement. Tenant shall not do anything that would constitute a default under any mortgage of the mortgaged premises, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Property, the Office Park, the Lot or the Building, or if any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant’s monetary obligations under this Lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Tenant under this Lease, Tenant shall make such modifications.

9.2.Attornment. If at any time prior to the expiration of the term, any mortgagee comes into possession of the Property, the Lot, the Office Park or the Building, as applicable, or the estate created by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, the Lot, the Office Park or the Building, or of the Landlord, or of any mortgagee in possession of the Property, the Lot, the Office Park or the Building, to attorm, from time to time, to any such owner, Landlord or mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, for the remainder of the term, provided that such owner, landlord or mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to possession of the Premises, as applicable, and provided further that such owner, landlord or mortgagee, as the case may be, or anyone claiming by, through or under such owner, landlord or mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

9.2.1.liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord); or

9.2.2.subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

9.2.3.bound by any payment of Rent that Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due; or

9.2.4.bound by any obligation to make any payment to or on behalf of Tenant; or

9.2.5.bound by any obligation to perform any work or to make improvements to the Premises, except for:

repairs and maintenance pursuant to applicable provisions of this Lease, the need for which repairs and maintenance first arises after the date upon which such owner, lessor, or mortgagee shall be entitled to possession of the Premises;

repairs to the Premises, as applicable, or any part thereof as a result of damage by fire or other casualty, or taking, pursuant to Section 6.1 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, lessor or mortgagee; and

bound by any amendment or modification of this Lease made without its consent; or

bound to return Tenant’s security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

The provisions of this Section 9.2 shall enure to the benefit of any such owner, lessor or mortgagee, shall be self operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, shall execute, at Tenant’s expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 9.2, satisfactory to any such owner, lessor or mortgagee, acknowledging such attomment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 9.2 shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

ARTICLE X.

GENERATOR

10.1.1.Grant of Rights. Landlord grants Tenant the appurtenant, exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease, or as otherwise provided in this Section) license at no additional charge (other than to the extent included in Operating Costs), but otherwise subject to the terms and conditions of this Lease, to use that portion of the Property in the location(s) set forth in Exhibit I attached hereto and incorporated herein by this reference (the “Generator Area(s)”) to, at Tenant’s sole cost and expense, operate, maintain, repair, and replace a generator at the 14 Crosby Building and/or the 18 Crosby Building, as applicable (each a “Generator”), which such Generator is approved by Landlord for Tenant’s own use, appurtenant to the Permitted Use, and any such Generator is to be installed by Tenant, at Tenant’s sole cost and expense, and in accordance with all terms and conditions contained herein, and in compliance with all Laws.

10.1.2.Installation and Maintenance of Any Such Generator. Tenant shall install any such Generator, at Tenant’s sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, and otherwise in accordance with all Laws. Prior to any such installation or modification of any such Generator, Tenant shall receive Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not install or operate any such Generator until it receives Landlord’s prior written approval of the plans for such work, which approval shall not be unreasonably withheld, conditioned, or delayed. Prior to Tenant commencing the installation of any such Generator, Tenant shall provide Landlord with copies of all required permits, licenses and authorizations that Tenant will obtain at its own expense and that Tenant will maintain at all times during the operation of any such Generator. Landlord may withhold approval if the installation or operation of any such Generator reasonably would be expected to damage the structural integrity of the 18 Crosby Building, 14 Crosby Building and/or the Property. Tenant shall maintain any such Generator in compliance with all applicable Laws, including any municipal noise ordinance. Tenant shall cooperate with Landlord as reasonably required to accommodate any building or grounds work during the Term. Tenant’s right to perform any such work in connection with any such Generator shall be limited to normal building hours by prior appointment with the property manager, except in the case of emergencies threatening life or personal property. Tenant, at its sole cost and expense, shall cause a qualified contractor to inspect the Generator Area(s) as frequently as consistent with applicable laws and best practices observed by other users of equipment of similar size, function, and manner of installation as any such Generator, but in no event less frequently than once per calendar month; shall correct any loose bolts, fittings or other appurtenances related to any such Generator and shall repair any damage to the areas surrounding the Generator Area(s) caused by the installation or operation of any such Generator or its appurtenances. Tenant shall pay Landlord following a written request therefor, with the next payment of rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Generator Area(s) and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of any such Generator. Any such Generator shall be fenced in or otherwise protected in accordance with best practices observed by other users of similarly-sized equipment with similar functions.

10.1.3.Indemnification. Tenant agrees that the installation and operation of any such Generator shall be at its sole risk. Except to the extent due to the gross negligence or willful misconduct of Landlord, Tenant shall indemnify and defend Landlord and other Landlord indemnities against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, use, or operation of any such Generator by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord assumes no responsibility for interference in the operation of any such Generator caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by any such Generator, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

10.1.4.Relocation of Any Such Generator. Based on Landlord’s good faith determination that such relocation is reasonably necessary, Landlord reserves the right to relocate any such Generator to comparably functional space by giving Tenant prior notice of such intention to relocate. If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which any such Generator is to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment. In the event that any such relocation is required and Tenant has exercised the ROFO as set forth in Section 8.17 herein, then Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the cost of moving any such Generator to such other space, taking such other steps necessary to ensure comparable functionality of the applicable Generator, and finishing such space to a condition comparable to the location of any such Generator immediately preceding such relocation; provided, however, that in the event that any such relocation is required and Tenant has not exercised the ROFO as set forth in Section 8.17 herein, then Landlord and Tenant shall share equally for the cost of moving any such Generator to such other space, taking such other steps necessary to ensure comparable functionality of the applicable Generator, and finishing such space to a condition comparable to the location of any such Generator immediately preceding such relocation.

10.1.5.Ownership of Any Such Generator. During the Term of the Lease, any such Generator shall be treated as Tenant’s personal property for all purposes. Upon the expiration or earlier termination of the Lease, Tenant shall remove, at Tenant’s sole cost and expense, any such Generator, subject to the terms and conditions contained in this Section 10.1.4. Notwithstanding the foregoing, Landlord shall have the option, by giving Tenant prior written notice no less than sixty (60) days prior to the expiration or earlier termination of the Lease, to purchase any such Generator from Tenant, the purchase price of which shall be equal to the Generator’s then-current fair market value, depreciated on a straight line basis.

10.1.6.Environmental Testing. Provided that Landlord has a reasonable basis to conduct any such environmental testing, Landlord may require environmental testing by a consultant and with a scope of work reasonably acceptable to Landlord to determine if there has been a release of oil or hazardous substances with respect to the use by Tenant of any such Generator. If the environmental report determines that an environmental condition exists in the vicinity of the Generator Area(s) involving oil or hazardous substances due to Tenant’s use of any such Generator, then Tenant shall further investigate and remediate the affected area and be responsible for complying with all applicable environmental laws in connection therewith. If Landlord reasonably determines that additional environmental testing is necessary to verify that the environmental condition has been fully remediated, then Tenant shall reimburse Landlord for the reasonable cost associated therewith. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease.

ARTICLE XI.

OFFICE PARK ROFO’S

11.1.Subject to the terms and conditions set forth below and subject to (i) the rights of existing tenants in the applicable space to extend the term of their lease and/or (ii) the prior rights, if any, of other tenants or occupants in the Building, Office Park and/or other buildings owned by Landlord with respect to the applicable space, Tenant shall have a one-time “Office Park Right of First Offer” to lease the following spaces (each an “Office Park ROFO Space”), but excluding any such Office Park ROFO Space that is vacant as of the date hereof and for a period of one (1) year thereafter: (i) the approximately 19,771 rentable square feet of space located on the first (1st) floor of the 14 Crosby Building; (ii) that certain premises currently occupied by Life Care Centers of America, Inc. located in the 14 Crosby Building; (iii) the approximately 4,000 rentable square feet of space occupied as a cross fit located in the 14 Crosby Building; (iv) that certain premises currently occupied by Altair Engineering Inc. located in the building located at 4 Crosby Drive, Bedford, Massachusetts; (v) that certain premises currently occupied by Ultragenyx Pharmaceutical Inc. located in the building located at 16 Crosby Drive, Bedford, Massachusetts; and (vi) that certain premises currently occupied by Multiplan, Inc. located in the building located at 16 Crosby Drive, Bedford, Massachusetts.

11.2.If there shall be less than three (3) years remaining in the then current Term, then Tenant’s Office Park Right of First Offer for any such Office Park ROFO Space shall be contingent upon

Tenant effectively exercising its option, if any, to extend the Term pursuant to Section 8.15 above at the same time as it exercises such Office Park Right of First Offer, and the term of the Office Park ROFO Space shall be for the same Term as extended.

11.3.Landlord will notify Tenant of its plans to market any such Office Park ROFO Space for lease to any unrelated third party. Landlord’s notice shall specify the applicable Office park ROFO Space that it plans to market, Landlord’s estimate of the fair market rent for such Office Park ROFO Space, the date of availability of such Office Park ROFO Space and all other material terms and conditions which will apply to such Office Park ROFO Space. Tenant will notify Landlord within ten (10) days of Landlord’s notice if Tenant wishes to lease such Office Park ROFO Space from Landlord on the terms and conditions so specified. If Tenant notifies Landlord that it wishes to lease the Office Park ROFO Space, Landlord and Tenant shall execute an amendment to this Lease incorporating the Office Park ROFO Space into the entire Premises upon the terms contained in Landlord’s notice within ten (10) days thereafter. If Tenant fails to notify Landlord within said ten (10) day period that Tenant intends to lease such Office Park ROFO Space, or fails to simultaneously exercise its option to extend, if necessary, or fails to execute a lease agreement for such Office park ROFO Space within ten (10) days of Tenant’s notice of intent to Landlord, Tenant shall be deemed to have waived its rights with respect to the Office Park ROFO Space and Landlord shall be entitled to lease, at its sole discretion and without any further notice to Tenant, all or any portion of such Office Park ROFO Space to any third party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Landlord determines, all in its sole discretion, and the Office Park Right of First Offer with respect to any such space shall be of no further force or effect.

11.4.Notwithstanding any contrary provision of this Article XI or any other provision of this Lease, any Office Park Right of First Offer and any exercise by Tenant of any Office Park Right of First Offer shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising any such Office Park Right of First Offer and on the commencement date of the amendment for such Office Park ROFO Space (i) this Lease is in full force and effect and (ii) no Event of Default has occurred under this Lease and (iii) except with respect to (a) a Permitted Transfer or (b) a sublease (which does not fall under the definition of Permitted Transfer) of 5,000 rentable square feet or less of the entire Premises, Tenant shall not have assigned this Lease, and there shall not be any sublease or subleases in effect as of the commencement of the term of the Lease for any such Office Park ROFO Space as of the date of Landlord’s notice of any such Office Park ROFO Space availability.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, landlord and tenant have caused this Lease to be executed as of the date set forth above.

LANDLORD:

XCHANGE OWNER LLC

By:	JC/SMP XCHANGE OWNER LLC
its Managing Member

By:	BABAR, LLC
its Manager

By:	/s/ Jay O. Hirsh
Name:	Jay O. Hirsh
Title:	Authorized Signatory

TENANT:

QUANTERIX CORPORATION

By:	/s/ John Pry
Name:	John Pry
Title:	General Counsel